Exhibit 10.65
LEASE AGREEMENT
between
Cedar Glen, L.L.C.
A New Jersey Limited Liability Company
And
Dover Saddlery Retail, Inc., d/b/a Dover
Saddlery

LEASE AGREEMENT
TABLE OF CONTENTS

ARTICLE:
1. PREMISES	1
2. TERM	2
3. RENT	3
4. CONDITION AND PREPARATION OF PREMISES	5
5. REAL ESTATE TAXES AND OTHER GOVERNMENTAL CHARGES	8
6. COMMON AREA	10
7. SECURITY	12
8. USE	13
9. UTILITIES	20
10. MARKETING	20
11. INSURANCE, INDEMNITY AND LIABILITY	21
12. DAMAGE/DESTRUCTION OF DEMISED PREMISES/SHOPPING CENTER	25
13. SUBORDINATION AND ATTORNMENT	27
14. QUIET ENJOYMENT	27
15. ACCESS	27
16. CONDEMNATION	27
17. ASSIGNMENT, SUBLETTING AND ENCUMBERING THE LEASE	27
18. END OF TERM	30
19. DEFAULT	31
20. REMEDIES ON DEFAULT	32
21. GOVERNMENTAL APPROVALS	34
22. GENERAL PROVISIONS	35
23. DEFINITION OF LANDLORD; LIABILITY OF LANDLORD	41

LEASE AGREEMENT
     THIS AGREEMENT, made this ___day of January 2008
     BETWEEN Cedar Glen, L.L.C., a New Jersey limited liability company, with a principal office at 107 Mount Horeb Road, Warren, New Jersey 07059, hereinafter referred to as “LANDLORD”,
     AND Dover Saddlery Retail, Inc., a corporation organized under the laws of the state of Massachusetts and authorized to do business in the state of New Jersey, having a principal place of business at 525 Great Road, Littleton, Massachusetts 01746 hereinafter referred to as “TENANT”.
W I T N E S S E T H:
     1. PREMISES. Landlord demises unto Tenant, and Tenant leases from Landlord, for the Term and upon the terms and conditions hereinafter set forth, certain premises consisting of approximately 11,552 square feet of total net rentable area, hereinafter referred to as the “Premises” or “Leased Premises” or “Demised Premises”, in a shopping center located at 3150 State Highway Route 22 in the Township of Branchburg, County of Somerset, New Jersey, on the lands more particularly described or depicted on Exhibit “A” attached hereto and made a part hereof, hereinafter referred to as the “Shopping Center”, and the Demised Premises being outlined in red and shown as Units 7, 8 and 9 on Exhibit B attached hereto and made a part hereof, together with the right to the non-exclusive use, in common with other facilities designed for common use, as may be installed by Landlord, and of such other facilities as may be provided or designated from time to time by Landlord for the common use, subject to the terms and conditions of this Lease. Landlord warrants that it is the owner of the tract of land shown on Exhibit “A”, hereinafter referred to as the “Landlord’s Property”. The Demised Premises constitute twenty eight and forty-three hundredths (28.43%) of the total square footage of the gross leasable area (40,635 square feet) in the Shopping Center, which percentage shall be deemed “Tenant’s Pro Rata Share” for purposes of this Lease, including apportioning real estate taxes, insurance and other governmental charges, Common Area Maintenance Expenses, and any other Additional Rent, where appropriate. The Demised Premises shall extend to the exterior faces of exterior walls or to the building line where there is no wall, or the center line of those walls separating the Premises from other leased premises in the Shopping Center, together with the appurtenances specifically granted in this Lease, but reserving and excepting to Landlord the right to install, maintain, use, repair and replace pipes, ductwork, conduits, utility lines and wires through hung ceiling space, column space, and partitions, in or beneath the floor slab or above or below the Premises or other parts of the Shopping Center, which work shall not include the distribution of ductwork, diffusers, and supply and return grilles of the HVAC System of the Demised Premises, together with all other work which shall be the obligation of Tenant to complete as set forth in this Lease. In performing the Landlord’s Work set forth on Exhibit “C”, Landlord shall not unreasonably interfere with or interrupt the business operations of Tenant within the Demised Premises and, except where necessary as determined by Landlord’s architect, no pipes, conduits, utility lines or wires installed by Landlord shall be exposed in the Demised Premises. The exact square footage in the Shopping Center and in the Demised Premises shall be determined by Landlord’s architect within ninety (90) days after the Delivery of Possession Date, and includes an allocable share of the common facilities as shown on Exhibit “B”. The certificate of Landlord’s architect as to square footage in the Demised Premises, including an allocable share of common facilities, (“Square Foot Area”) shall be binding upon both parties hereto. In the event that the Square Foot Area, as determined by Landlord’s architect, differs from the square footage set forth hereinabove, the Fixed Minimum Annual Net Rental to be paid by Tenant shall be adjusted after the exact square footage is determined, by multiplying the actual square footage by the Square Foot Rent set forth in Article 3(a), and the Fixed Minimum Annual Net Rental as determined by this Article shall control. In addition, Tenant’s Pro Rata Share shall also be adjusted based on the ratio of the actual Square Foot Area to the total square footage in the Shopping Center. Tenant shall not be required to pay for more than three (3) percent in excess of the square footage stated herein, nor shall the Tenant be required to accept space that is less than ninety-seven (97) percent of the stated square footage.
     2. TERM. The term of this Lease shall be ten (10) years (the “Primary Term”), unless sooner terminated in accordance with the terms hereof, with two (2) consecutive option terms to renew for a period of five (5) years each (the “Renewal Term”), which may be executed by Tenant, provided that Tenant is not in default of the terms and conditions of this Lease. Tenant must provide written notice to Landlord to exercise said options to renew no later than twelve (12) months prior to the expiration of the Primary Term and twelve (12) months prior to the expiration of the first Renewal Term. The primary term and the Renewal Term are hereinafter collectively referred to as the “Lease Term”. The parties hereto acknowledge that certain obligations under various Articles hereof may commence prior to the Lease Term, i.e. construction, hold harmless, liability insurance, etc., and except for the payment of rent prior to the Rental Commencement Date, the parties hereby agree to be bound by the terms and conditions of this Lease prior to the commencement of the Lease Term.
     The first lease year shall end on the January 31st following the first full calendar year. Landlord and Tenant acknowledge that the first lease year may be more than twelve (12) calendar months. Each subsequent lease year shall commence on February 1st and end on the following January 31st.
     To have and to hold the same for the term of this Lease, to commence upon the earlier of following events:(a) the date the Tenant opens for business to the public or (b)

the date next following the expiration of one hundred twenty (120) days after substantial completion of Landlord’s Work and Delivery of Possession (except for Tenant punch-list items) as set forth on Exhibit C attached hereto and made a part hereof (the “Rental Commencement”).
     Tenant agrees to diligently pursue all required governmental approvals and permits necessary for the construction and operation of Tenant’s business and Tenant’s Work (“Exhibit D”) and in doing so, will apply for such permits and approvals within thirty (30) days after lease execution.
     2.1 DUE DILIGENCE PERIOD. Tenant shall have the right to conduct an inspection of the Premises, including the environmental condition thereof, for a period of thirty (30) days after the Landlord’s delivery of a fully executed Lease to Tenant (the “Due Diligence Period”). Within five (5) days of Tenant’s execution of the Lease, Landlord shall deliver to Tenant copies of all information in its files relevant to environmental and title information. Tenant may provide Landlord with written notice of its intent to terminate the Lease on or before the expiration of the Due Diligence Period if Tenant reasonably determines that the Premises are not suitable for its purposes based upon an environmental hazard or title defect. The Landlord shall have thirty (30) days after receipt of Tenant’s notice of termination in which to cure any such defect. Tenant shall repair any damage to the Premises caused by such inspection.
     3. RENT.
(a) Fixed Minimum Annual Net Rental.
     Commencing with the Rental Commencement Date, Tenant agrees to pay, as fixed minimum annual net rent for the Leased Premises during the Term of this Lease, as follows:
               (i) PRIMARY TERM: Years 1 — 5: the sum of $23.25 per square foot (“Square Foot Rent”) per annum, multiplied by the Square Foot Area, equaling the sum of $268,584.00 per annum (the “Fixed Minimum Annual Net Rental”), payable on the first day of each month in equal monthly installments of $22,382.00;
               (ii) Years 6 — 10: the sum of $25.58 per square foot per annum, multiplied by the Square Foot Area, equaling the sum of $295,500.16 per annum, payable on the first day of each month in equal monthly installments of $24,625.01;
               (iii) FIRST OPTION RENEWAL TERM: Years 11 — 15: the sum of $28.14 per square foot per annum, multiplied by the Square Foot Area, equaling the sum of $325,073.28 per, payable on the first day of each month in equal monthly installments of $27,089.44;
               (iv) SECOND OPTION RENEWAL TERM: Years 16 — 20: the sum of $31.52 per square foot per annum, multiplied by the Square Foot Area, equaling the sum of $364,119.04 per, payable on the first day of each month in equal monthly installments of $30,343.25;

All of such monthly installments of the Fixed Minimum Annual Net Rental shall be payable to Landlord, in advance, subject to no offsets or deductions of any kind or nature whatsoever, without previous notice or demand therefor, with the first monthly installment to be due and payable upon the Rental Commencement Date, and each subsequent monthly installment to be due and payable on the first day of each and every month following the Rental Commencement Date. If the Rental Commencement Date is a date other than the first day of a month, then the rent for the period commencing with and including the Rental Commencement Date until the first day of the following month (“Rental Commencement Month”) shall be prorated at the value of one-thirtieth (1/30th) of the fixed monthly rent. The foregoing Fixed Minimum Annual Net Rental is subject to adjustment as specified in Article 1 hereof.
          (b) Additional Rent. Throughout the Term of this Lease, Tenant shall pay to Landlord, without demand, deduction, set-off or counterclaim, the sum of the Fixed Minimum Annual Net Rental, and all “Additional Rent,” when and as the same shall be due and payable hereunder. Unless otherwise stated, all other sums of money or charges that are payable, whether to Landlord or otherwise, from Tenant pursuant to this Lease, are defined as “Additional Rent” and are due with the payment of the Fixed Minimum Annual Net Rental on the first day of each month as stated herein, without set-off or counterclaim, and the failure to pay such charges carries the same consequences as Tenant’s failure to pay the Fixed Minimum Annual Net Rental. All payments and charges required to be made by Tenant to Landlord hereunder shall be payable in coin or currency of the United States of America, or by check of Tenant, at the address indicated herein. No payment to or receipt by Landlord of a lesser amount than the then amount required to be paid hereunder shall be deemed to be other than on account of the earliest amount of such obligation then due hereunder. No endorsement or statement on any check or other communication accompanying a check for payment of any amounts payable hereunder shall be deemed an accord and satisfaction, and Landlord may accept such check in payment without prejudice to Landlord’s right to recover the balance of any sums owed by Tenant hereunder. Fixed Minimum Annual Net Rental and Additional Rent may hereinafter be collectively referred to as “rent”. Additional Rent shall also include marketing expenses as more particularly set forth in Article 10 infra.
          (c) Net Rent. In addition to the Fixed Minimum Annual Net Rental and all other charges payable to Landlord from Tenant hereunder, throughout the Lease Term, Tenant shall pay, without previous notice or demand therefor, and in the manner and upon the conditions herein set forth, all other charges of any kind or nature attributable to the Demised Premises, except as specifically set forth herein, it being the intention of the parties that the rent payable to Landlord hereunder shall be absolutely net. Landlord shall be responsible for replacement of the roof and maintaining the structure of the building at its sole cost and expense. Notwithstanding the foregoing, Landlord shall have no expense attributable to the operation and maintenance of the Shopping

Center or the Demised Premises (except as specifically reserved by, or imposed upon, Landlord in this Lease), except for the payment of its own mortgage costs.
          (d) Service Charges for Late Payment. In the event that any sums required to be paid by Tenant under this Lease are not received by Landlord on or before the fifth (5th) calendar day after the same are due, then, for each and every late payment (“Late Payment”), Tenant shall immediately pay, in addition to the Late Payment, as Additional Rent, service charges as follows:
(i)	Five (5%) percent of the Late Payment for any Late Payment that is paid between the sixth (6th) calendar day and the tenth (10th) calendar day after same is due; and

(ii)	Five (5%) percent of the Late Payment for each and every five (5) calendar day period or part thereof after the tenth (10th) calendar day after the same is due.
     Notwithstanding this service charge, Tenant shall be in default under this Lease if all payments that are required to be made by Tenant under this Lease are not made at or before the times herein stipulated. After thirty (30) days, any Late Payment shall accrue interest as set forth in Article 23(i).
          (e) Trash Removal. Landlord shall furnish a dumpster in a central location which is accessible for trash pickup where Tenant may place trash for removal by an outside company retained by Landlord. The cost of this dumpster shall be shared by the tenants in the Shopping Center on a consumption basis, as determined by Landlord in its sole and absolute discretion and the refuse removal company based upon square footage and type of use. Trash removal shall not be considered as part of the Common Area Maintenance Expenses, and shall be invoiced by Landlord to Tenant monthly for payment to be made on the first day of each month of the Term.
     4. CONDITION AND PREPARATION OF PREMISES.
          (a) Site Plan and Floor Plan. Exhibit “A” sets forth the general layout of the Shopping Center. Landlord may change or alter any of the stores, Common Area or any other aspect in the Shopping Center, or may sell or lease any portions of the Shopping Center, all without the consent of or notice to Tenant. Landlord hereby agrees that, except as set forth in Article 22 hereafter, Tenant’s location of the Demised Premises shall not be changed after the Rental Commencement Date. Exhibits “B” and “B-1” hereto consist of the elevation and floor plan of that portion of the Shopping Center in which the Demised Premises shall be located.
          (b) Landlord’s Work. Landlord, at its expense, shall construct the building wherein the Demised Premises is to be located, substantially in accordance with the approved plans and specifications for the Shopping Center as well as pursuant to the “Description of Landlord’s Work” attached hereto and made a part thereof as Exhibit “C” (“Landlord’s Work”). Landlord, at its sole cost and expense, shall obtain the requisite permits and approvals for completion of Landlord’s Work and as indicated within Exhibit “C.” All other work done by Landlord at Tenant’s request shall be at Tenant’s expense and shall be paid for within five (5) days after the presentation to Tenant of a bill for such work. Landlord shall be responsible for replacement of the roof and maintaining the structure of the building at its sole cost and expense.
     Landlord acknowledges that it is responsible for all repair, maintenance and replacement of the roof and structural portions of the Shopping Center, which costs shall not be billed in any manner to the Tenant as Common Area Maintenance costs or Additional Rent. Landlord warrants the roof of the Shopping Center is new construction and will reimburse Tenant for all verifiable Tenant costs due to roof leaks. This provision shall be void if the Tenant fails to use the Landlord’s approved roofing contract for any and all roof work and/or roof penetrations performed by Tenant, its employees, contractors or agents or if a leak has been caused by any action of the Tenant.
          (c) Delivery of Possession Date. Landlord shall keep Tenant advised of the progress of Landlord’s Work. On the day when Landlord has substantially completed Landlord’s Work, such that the Demised Premises are ready for Tenant to begin its work under Paragraph (d) of this Article, upon notice from Landlord (the “Delivery of Possession Date”), Tenant agrees to take physical possession of the Demised Premises, and thereafter Tenant agrees to diligently perform Tenant’s Work as defined in Article 4(d) below. In the event that the Premises have not been delivered to Tenant within sixty (60) days of the execution of this Lease Agreement, or such other date as the parties may agree following the execution of the Lease and completion of the Landlord’s Work, the Date of Delivery of Possession may be extended for a period of three (3) months by the Landlord provided that the Landlord is diligently seeking to complete its work set forth herein and has been delayed through no fault of its own. If the Premises have not been delivered within such three (3) month extension then Tenant may terminate the Lease. The Landlord shall give Tenant ten (10) days written notice prior to the Delivery of Possession Date. For each day beyond sixty (60) days of the execution of this Lease Agreement that delivery of possession to Tenant is delayed and has not occurred, then in such event Tenant shall earn one free day of Rent to be applied against the initial installments of Rent hereunder.
     (d) Tenant’s Work. Other than work done pursuant to Article 4(b), all work to the Demised Premises is to be performed by Tenant, at its cost and expense (hereinafter referred to as “Tenant’s Work”) in accordance with Exhibit “D” attached hereto and made a part hereof, with only contractors who are approved by Landlord, which approval shall not be unreasonably withheld or delayed, and in accordance with the provisions hereof. All entry into the Demised Premises in connection with Tenant’s Work, and all work done by Tenant, shall be at Tenant’s risk. Prior to any such entry in the Premises or the commencement of any of Tenant’s Work, Tenant shall deliver to Landlord for approval all plans and specifications of Tenant’s proposed work, copies of all permits obtained by Tenant for said work, Certificate of Occupancy, and evidence of appropriate insurance coverages naming Landlord and its managing agent as additional insureds and loss payees. All work performed by Tenant shall be subject to Landlord’s prior written approval and shall be in accordance with good construction practices, all applicable laws, insurance requirements, and Landlord’s reasonable rules and regulations. Fire-suppression and roofing work shall be done by Landlord’s contractors only. Any electrical, plumbing, signage, heating, air-conditioning and ventilating shall only be done by contractors that are approved by Landlord in advance or as may be designated by Landlord. Further, Landlord shall have no responsibility or liability for any loss or damage to any property belonging to Tenant arising out of the performance of Tenant’s Work. Tenant agrees to pay for all utilities used or consumed in the Demised Premises by Tenant on and after the Delivery of Possession Date. Tenant shall be responsible to the respective utility companies for water, gas, electricity and sewer (if separately metered), which meters must be registered in Tenant’s name. Tenant shall obtain, at Tenant’s sole cost and expense, all certificates and approvals which may be necessary so that a Certificate of Occupancy for the Demised Premises may be issued, and copies of all of such certificates shall be delivered to Landlord. Except for Landlord’s Work, Tenant shall diligently ready the Demised Premises for the opening of Tenant’s business by the Rental Commencement Date by completing Tenant’s Work and by installing such stock, fixtures and equipment as may be necessary and appropriate. Landlord and Tenant agree to cooperate in Tenant’s efforts to obtain a Certificate of Occupancy, and Landlord agrees to perform all work necessary on the Shopping Center as a whole as may be required for Tenant to obtain a Certificate of Occupancy for the Demised Premises. Landlord shall not hold Tenant accountable in the event that Tenant’s failure to obtain the Certificate of Occupancy is due to the actions or inactions of Landlord. Tenant covenants and agrees that the Demised Premises, when ready for occupancy, will comply with all municipal, state and county rules and regulations, and agrees to procure a permanent Certificate of Occupancy, if required, issued by the municipality, upon the completion of the Demised Premises and prior to occupancy by Tenant. If a temporary certificate is issued to Tenant, then Tenant shall procure a permanent certificate prior to the expiration of the temporary certificate, as same may be extended. Prior to the commencement of any Tenant’s Work or any use and occupancy of the Demised Premises by Tenant, Tenant shall obtain public liability and worker’s compensation insurance in such form and amounts as specified in Article 11 hereof to cover every contractor to be employed by Tenant, and shall deliver duplicate originals of all certificates of such insurance to Landlord for written approval. Tenant shall be required to submit to the municipality for Tenant’s Work within thirty (30) days of Lease Execution and Tenant will utilize its best efforts to have permits in hand in anticipation of the scheduled Delivery of Possession Date.
The “Tenant Improvement Period” shall commence on the Delivery of Possession Date and shall expire upon the earlier of (i) one hundred twenty (120) days or (ii) Tenant opening for business to the public. In no event shall the Tenant Improvement Period be less than one hundred twenty (120) days, unless Tenant shall have opened for business prior to the expiration of the Tenant Improvement Period.
          (e) Tenant Improvement Allowance.
               Tenant shall receive from Landlord a $7.00 per square foot Improvement Allowance to assist Tenant with its finishing costs. The Improvement Allowance shall be paid by Landlord according to the following schedule and not credited against Minimum Rent or Additional Rent. The Improvement Allowance shall be paid as follows: (1) fifty percent (50%) upon the Delivery of Possession Date and (2) fifty percent (50%) upon Tenant’s opening for business and providing General Contractor Lien Waivers to the Landlord. If the Improvement Allowance is not paid within thirty (30) days as specified, Tenant may deduct same from Rent.
          (f) Alterations by Tenant.
          (i) Tenant may not make any exterior or structural alterations to the Demised Premises. In addition, Tenant shall not make, except with Landlord consent, not to be unreasonably withheld or delayed, any interior alterations, except for alterations to the decor of the Demised Premises (not structural or mechanical systems). In making “non-décor” interior alterations, Tenant shall prior to commencing work first deliver detailed plans and specifications to Landlord and obtain Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed. Tenant shall reimburse Landlord for any reasonable out-of-pocket expenses associated with such review and approval, including, without limitation, engineering, architectural and attorneys’ fees. Any such alterations shall be performed in a good and workmanlike manner and in accordance with applicable legal and insurance requirements and the terms and provisions of this Lease. Tenant shall be able to hire contractors of its choice, subject to Landlord approval not to be unreasonably withheld or delayed, for said interior alterations (non-structural or mechanical), provided said contractors are fully insured and bonded with all such work that is performed undertaken and completed in a first class manner. Alterations to the floor slab and/or any openings in the floor slab may only be made by cutting the slab with a concrete saw. Tenant may not alter or open the floor slab with a jack-hammer or sledge-hammer.
          (ii) In the event that any mechanic’s lien is filed against the Demised Premises or the Shopping Center as a result of any work or act of

Tenant, Tenant, at its expense, shall discharge or bond off the same within ten (10) days from the filing thereof. If Tenant fails to discharge said mechanic’s lien, Landlord may bond or pay such lien without inquiring into the validity or merits thereof, and all sums so advanced, plus any expenses associated therewith, including legal fees, shall be paid on demand as Additional Rent.
          (iii) If, in an emergency, it shall become necessary for Landlord to make repairs that are required to be made by Tenant, Landlord may re-enter the Demised Premises and proceed to have such repairs made and pay the costs thereof. Tenant shall pay or reimburse Landlord for the costs of such repairs on demand as Additional Rent.
          (iv) If, as a result of any alterations or improvements by Tenant, any taxes are imposed on Landlord, or any taxes on the Shopping Center are increased, Tenant shall be solely responsible for same, and shall pay same when due or as Additional Rent under this Lease.
          (v) Landlord shall submit to Tenant a list of approved contractors (the “Approved Contractors”) upon delivery of possession of the Premises to Tenant. Tenant shall be required to use an Approved Contractor, whether or not Landlord’s consent is required for the alteration. In the event of an emergency, Tenant shall be obligated to use its best efforts to contact an Approved Contractor prior to retaining the services of a non-Approved Contractor.
          5. REAL ESTATE TAXES AND OTHER GOVERNMENTAL CHARGES.
               (a) Payment. Beginning on the Rental Commencement Date, Tenant shall pay, as Additional Rent, Tenant’s Pro Rata Share of any and all real estate taxes and assessments, municipal water and sewer charges, and other governmental levies and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind or nature whatsoever, which are or may be assessed or imposed upon the Shopping Center or the Demised Premises or any part thereof, or which may become payable at any time during the Term of this Lease (“Taxes”). For purposes of projection only, Taxes for the first year of stabilization after value of the new construction improvements have been fully assessed are estimated at approximately Three Dollars and Forty Cents ($3.40+/-) per square foot, which figure cannot be finally determined until the Shopping Center is fully assessed and all of the tenants therein are open for business. Notwithstanding the foregoing ($3.40+/-) per square foot estimate on real estate taxes, Landlord will invoice Tenant monthly as part of its Additional Rent only that amount of the real estate taxes which Landlord has been invoiced by the municipal tax assessor of the Township of Branchburg and not a projection of some arbitrary amount which the Property has not been assessed. If at any time during the Term of this Lease, the present method of taxation shall be changed so that in lieu of the whole or any part of any Taxes levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents for the present or any future building or buildings in the Shopping Center, then all of such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term “Taxes” for the purposes hereof.
               (b) Method of Payment. Tenant’s Pro Rata Share of Taxes shall be paid monthly, together with the payments of Fixed Minimum Annual Net Rental so that Landlord shall have sufficient funds to pay Tenant’s Pro Rata Share of Taxes when due, without advancing same on behalf of Tenant. On or about the Rental Commencement Date, Landlord shall provide Tenant with a statement of:
     (i) the amount which Tenant must reimburse (where applicable) Landlord for Taxes which are required to be paid by Landlord in advance with respect to Tenant’s Pro Rata Share of Taxes for the current tax year,
     (ii) the amount which Tenant shall pay monthly such that, by the next required tax payment date, Tenant will have paid its full share of Taxes for the current tax payment period, and
     (iii) the amount which Tenant shall pay in equal monthly installments following the next tax payment date.
     Monthly payments due shall be based on Landlord’s good faith estimate of Taxes required to be paid following the Rental Commencement Date. Landlord may make adjustments in its estimates as are necessary based on billings from the taxing authority and any adjustments necessary shall be paid or credited within ten (10) days of Tenant’s receipt of Landlord’s statement. Notwithstanding the expiration of the term hereof, Tenant shall continue to be liable to Landlord for all Taxes incurred by Landlord for the period of Tenant’s occupancy and the period after any default by Tenant resulting in the termination of this Lease. Until such time as the Demised Premises are relet and such successor tenant commences payment of its share of Taxes, Tenant shall promptly remit to Landlord any amount due to Landlord upon notice from Landlord to Tenant.
     Any increase in Real Estate Taxes which result from a reassessment occasioned by the sale or transfer of the Shopping Center, or any part thereof or interest therein, shall not be chargeable to the Tenant, except once each 5 year period.
          (c) Appeal. Subject to the rights of Tenant hereunder or at law, Landlord reserves the sole right to contest or appeal any Taxes, and Landlord shall adjust the billings for Taxes based on the outcome of any such appeal or contest.
     6. COMMON AREA.
          (a) Use. During the Term of this Lease, Tenant is granted, subject to the Rules and Regulations (as hereinafter defined) promulgated by Landlord from time to time, the nonexclusive license to permit its customers, employees and invitees to use the sidewalks, parking areas, loading docks (as applicable), pedestrian walks, stairways, hallways, elevators, lobbies, vestibules, doorways, restrooms, and the entrance and exit ways designated by Landlord for access and egress to and from the Demised Premises from a public street or highway (“Common Area”). Landlord reserves the right to add to, reduce and rearrange the Common Area, as Landlord deems in the best interest of the Shopping Center. Notwithstanding anything contained in this Lease to the contrary, Landlord shall have the sole and exclusive right, at any time and from time to time, without notice to or consent of Tenant, to change the size, location, elevation and nature of any of the stores in the Shopping Center or of the Common Area, or any part thereof, including, without limitation, the right to locate and/or erect thereon kiosks, structures and other buildings and improvements of any type, provided, however, that Landlord shall not impede the visibility of or access to the Demised Premises by Tenant’s customers, employees or invitees. Landlord shall have the sole and exclusive right to operate, manage and maintain the Common Area. Subject to any easements and restrictions of record granted or approved by Landlord from time to time, the Common Area shall be subject to the exclusive control and management of Landlord, and Landlord shall have the right, at any time and from time to time, to establish, modify, amend and enforce reasonable Rules and Regulations with respect to the Common Area and the use thereof. Tenant agrees to abide by and conform with such Rules and Regulations upon notice thereof and to enforce same upon its agents, employees, contractors, subcontractors, licensees, customers, permitted concessionaires, and invitees.
          (b) Common Area Maintenance Expenses.
          (i) Landlord agrees to maintain and keep in good service and repair all Common Area of the Shopping Center. As of the Rental Commencement Date, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Pro Rata Share of all costs and expenses incurred by Landlord in maintaining and repairing the Common Area (the “Common Area Maintenance Expenses”). The Common Area Maintenance Expenses shall include, but not be limited to, the following costs and expenses:
          (A) gas, electricity, water, sewer and other utility charges (including surcharges) as may be imposed by the utility companies ;
          (B) insurance premiums for the Shopping Center Common Areas including building, fire and liability, excluding Tenant’s Premises; insurance premiums for the Shopping Center Common Areas for the first year of the Term are estimated at approximately fifty-five cents ($0.55+-) per square foot; Tenant’s share of the insurance premiums for the Shopping Center shall not exceed the estimate;
          (C) building personnel costs, including, but not limited to, other direct and indirect costs of engineers, superintendents, watchmen, porters and any other building personnel;
          (D) costs of service and maintenance contracts, including, but not limited to, janitorial and general cleaning, and security services;
          (E) all other Common Area maintenance and repair expenses and supplies which may be deductible for such calendar year in computing federal income tax liability;
          (F) any other costs and expenses (i.e., items which are not capital improvements) incurred by Landlord in managing, operating and maintaining the Shopping Center, including, but not limited to, the total costs and expenses incurred in cleaning, planting, replanting and maintaining the landscaping, assessments, repairs, repaving, line repainting, exterior repainting, rental and maintenance of signs and equipment, gas and electric utility charges, lighting, water and sewer charges, sanitary control, bookkeeping, removal of snow and ice, trash and rubbish, garbage and other refuse, repair and/or replacement of onsite water lines, electrical lines, gas lines, sanitary sewer lines and storm water lines, the cost of personnel to implement such services such as third party property management fees as per contract with third party manager, including directing parking and policing the Common Area, fees for required licenses and permits, fire, security and police protection, public address system(s), public toilets, all rental charges for movable equipment, supplies, materials and labor;
          (G) the cost of any additional services not provided to the Shopping Center at the Rental Commencement Date but thereafter provided by Landlord in the prudent management of the Shopping Center;
          (H) the cost of any capital improvements to the Common Area which are necessary in order to maintain the Common Area, which are made by Landlord after the completion of the initial construction of the Shopping Center, provided, however, that the cost of each such capital improvement, together with any financing charges incurred in connection therewith, shall be amortized and/or depreciated over the useful life thereof (but not to exceed fifteen (15) years) and only that portion thereof attributable to such lease year shall be included in the Common Area Maintenance Expenses for such lease year (the Landlord shall be solely responsible for maintenance and repairs to the roof and structure of the building); and
          (I) Marketing Expenses as more particularly specified in Article 10.
     (ii) Common Area Maintenance Expenses shall not include principal payments or interest payments on any mortgage, deed of trust or other financing encumbrance; leasing commissions payable by Landlord; or deductions for depreciation of the improvements shown on Exhibit “A”; costs of any work done for tenants in the Shopping Center at that Tenant’s expense or as part of Landlord’s obligations pursuant to a lease with that Tenant to improve that Tenant’s space; real estate commissions; legal fees in connection with the leasing of space to tenants or the termination of any lease agreement or the eviction of any such Tenant, roof replacement and structural repairs/replacement; or any costs or expenses which are reimbursed or paid to Landlord by other tenants, insurance companies, condemning authorities, or other third parties.
     (iii) In no event shall Tenant’s share of Common Area Maintenance Expenses and Taxes exceed that percentage derived by dividing the square footage of the Premises by the total of all leasable square footage in the buildings comprising the Shopping Center, whether or not such space is occupied.
     (iv) Annual increases in the Common Area Maintenance Expense shall not exceed five percent (5%) on a non-cumulative basis, excluding the cost of snow removal and common area utilities (not within Landlord control), which items may exceed the Common Area Maintenance Expense cap as defined herein.
     (v) The Common Area Maintenance Expense may include a third party property management fee, overhead or administrative charge which in the aggregate may not exceed twelve percent (12%) of the Common Area Maintenance Expense, excluding the costs of insurance and real estate taxes.
     (vi) The Common Area Maintenance Expense (excluding insurance premiums) for the first year of the Term are estimated at approximately Three Dollars ($3.00+/-) per square foot. Tenant’s share of the Common Area Maintenance Expense shall not exceed the estimate for year one of the term.
     (c) Payment. Tenant shall pay to Landlord, in advance, Tenant’s Pro Rata Share of Landlord’s estimate of Common Area Maintenance Expenses, as computed above, in twelve (12) equal monthly installments, with the monthly installment of Fixed Minimum Annual Net Rental. Notwithstanding the above, in the event that Landlord at any time determines that the amount of Common Area Maintenance

Expenses actually being paid by Landlord exceeds the estimate upon which Tenant’s Pro Rata Share of Common Area Maintenance Expenses was computed, Tenant, following a written request from Landlord, shall commence to pay, with the next monthly installment of rent due thereafter, an amount that is sufficient to result in Tenant’s paying its full Pro Rata Share of Common Area Maintenance Expenses as computed on the basis of Landlord’s revised estimate of Common Area Maintenance Expenses. Within one hundred twenty (120) days of the end of each calendar year, there shall be an adjustment if the amount paid by Tenant differs from Tenant’s Pro Rata Share of the amount of Common Area Maintenance Expenses actually incurred in that year. Any amount due to Tenant or any amount due to Landlord shall be credited against or paid with, respectively, the next monthly installment of Additional Rent for Tenant’s Pro Rata Share of Common Area Maintenance Expenses.
     (d) Audit Right of Tenant. The Tenant shall have the right to hire an accountant on an hourly basis to audit the Landlord’s books and records to verify the calculation of the Common Area Maintenance Expenses, and the Landlord agrees to provide such accountant with access to the financial records needed to conduct such an audit. In the event that the audit discloses that the Landlord has overcharged, and the Tenant has overpaid, Common Area Maintenance Expenses, the Landlord shall provide a credit to the Tenant for such overpayment against the next payment(s) of Fixed Annual Net Rental payable by the Tenant. In the event that the audit discloses that the Landlord has overcharged, and the Tenant has overpaid, Common Area Maintenance Expenses by more than 5%, the Landlord shall reimburse the Tenant for the cost of the audit provided that Tenant’s auditor has been retained on an hourly basis and not a contingency basis.
     7. Intentionally Deleted.
     8. USE. Tenant shall have the right within the Shopping Center to use the Premises as for the sale and display of saddles and tack, specialized apparel, horse care and stable products, and such merchandise as sold from time to time in any of Tenant’s other stores or catalogs, or via internet or other electronic commerce or technologies offered by Tenant and related items and for no other use, subject to applicable laws and the terms and conditions of this Lease. Landlord hereby represents that to the best of its knowledge, the use granted under this paragraph is a permitted use under the Branchburg zoning ordinances and any other relevant laws.
     Landlord covenants that Tenant shall be the only tenant in the Shopping Center with the right to sell saddles and tack, specialized apparel, horse care and stable products (“Exclusive Use” herein) except such Exclusive Use shall not apply to those existing Tenants disclosed in writing to Tenant prior to the execution hereof with signed leases in the Shopping Center where permitted use of such lease permits the sale of saddles and tack, specialized apparel, horse care and stable products. In the event Tenant’s Exclusive Use is violated, the same shall be Landlord default and subject to Tenant providing written notification to Landlord of said Landlord default in such regard, Landlord shall have a period of thirty (30) days from receipt of such notification of the default herein to cure. In the event the default has not been cured within such thirty (30) day period, Tenant shall then have the right at such time to pay three percent (3%) of gross sales in lieu of Minimum Annual Rent, Additional Rent and all extra charges as otherwise provided, until the violation is corrected. Should the violation of Tenant’s Exclusive Use not be cured within sixty (60) days of Tenant’s notice of such violation, Tenant shall have the right thereafter, until such default is cured, to terminate the Lease.
          (a) Operation. Tenant shall be required to accept possession of the Premises and be open for at least one (1) day per week. Tenant shall operate its business during regular business hours, and on holidays and Sundays if applicable, subject to compliance with all applicable laws, ordinances, and regulations; however, Tenant shall not be required to be open on a daily basis. Tenant shall have the further right to operate its business beyond regular business hours as aforesaid, subject to compliance with all applicable laws, ordinances, and regulations.
          (b) Closure By Tenant. If the Demised Premises remain closed for business to the public for a period in excess of thirty (30) consecutive days, then, at any time thereafter while the Demised Premises remain closed, Landlord shall have the right to declare a default under this Lease by giving thirty (30) days’ notice to such effect to Tenant and thereupon exercising such rights and remedies as may be appropriate.
          (c) Prohibited Uses. Tenant shall not do or permit anything to be done in or about the Demised Premises, nor bring or keep anything therein, which is not within the permitted use of the Demised Premises, which will in any way increase the existing rate of or affect any fire or other insurance upon the Shopping Center or any of its contents, or which will cause a cancellation of any insurance policy covering said Shopping Center or any part thereof or any of its contents. Tenant shall not do or permit anything to be done in or about the Demised Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Shopping Center or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose; nor shall Tenant cause, maintain or permit any nuisance in, on or about the Demised Premises. Notwithstanding the foregoing, Tenant shall have the right to conduct up to two (2) “Tent/Sidewalk Sales” per year outside of the Demised Premises, but not in any traffic or fire lane and as permitted by local ordinance/code. Tenants may not obstruct pedestrian traffic in an unreasonable or unsafe manner through the shopping center concourse. Each “Tent/Sidewalk Sale” shall be limited to three days in duration and shall involve an area of no more than 40’ x 60’ in the parking area. Tenant shall not commit or allow to be committed any waste in or upon the Demised Premises. Tenant shall be solely responsible for applying to the municipality for any permits/approvals for its outdoor sales or outdoor storage.  Further, the Tenant must provide the Landlord with

30 days written notice of any tent sale or the placement of outdoor storage and the Landlord must approve the location.
          Tenant acknowledges that the following are express prohibitions and/or restrictions with respect to the Shopping Center:
               A. No animal, bird, fowl, poultry or livestock shall be maintained, kept, bred or raised at the Shopping Center for commercial purposes. No structure for the care, housing, or confinement of any animal, bird, fowl, poultry or livestock shall be maintained on any portion of the Shopping Center. No animals shall be permitted upon the Common Areas except as controlled on a leash or a similar device.
               B. No storage buildings or sheds, whether prefabricated, metal or any other construction material whatsoever, whether permanent or temporary, shall be moved, placed, assembled, constructed or otherwise maintained on the Shopping Center and be visible from neighboring property or the Common Areas. No furniture, fixtures, appliances, or other goods and chattels which are not in active use shall be stored in any building on the Shopping Center in such manner that such material is visible from any neighboring property or the Common Areas of the Shopping Center. Notwithstanding the foregoing, Tenant shall have the right to maintain outside storage for no more than sixty (60) days each year in connection with its Christmas sales effort as permitted by local ordinance/code.
               C. No rubbish or debris of any kind shall be placed or permitted to accumulate upon or adjacent to any portion of the Shopping Center, and no odors or loud noises shall be permitted to arise or emit therefrom, so as to render any such property unsightly, offensive or detrimental to any other property in the vicinity thereof or to the occupants of such other property. No other nuisance shall be permitted to exist or operate upon the Shopping Center so as to be offensive or detrimental to any other property in the vicinity thereof or to its occupants. Without limiting the generality of any of the foregoing provisions, no exterior loudspeakers, horns, whistles, firecrackers, bells or other sound devices, except security devices used exclusively for security purposes, shall be located, used or placed in the Shopping Center. No activities shall be conducted upon the Shopping Center or within any buildings or other improvements constructed on the Land which are or might be unsafe or hazardous to any person or property. Without limiting the generality of the foregoing, no firearms shall be discharged upon any portion of the Shopping Center, no explosives of any kind shall be discharged or stored upon any portion of the Shopping Center, and no open fires shall be lighted or permitted on any portion of the Shopping Center. No lighting will be permitted, except as shown on the lighting plans that are a part of the approved Site Plan for the Shopping Center and except as approved by Landlord using its sole discretion.
               D. No garbage or trash shall be placed or kept on any portion of the Shopping Center, except in covered containers of a type, size and style which are approved by Landlord using its sole discretion and which are approved in accordance with the Declaration. In no event shall such containers be maintained so as to be visible from neighboring properties or the street, unless they are being made available for collection and then only for the shortest time reasonably necessary to effect such collection. Rubbish, trash, and garbage shall not be allowed to accumulate thereon or therein. No outdoor incinerators shall be kept or maintained on any portion of the Shopping Center.
               E. No lines, wires, or other devices for the communication or transmission of electric current or power, including telephone, television, and radio signals, shall be erected, placed or maintained anywhere in or upon any portion of the Shopping Center, unless the same shall be contained in conduits or cables which are installed and maintained underground or concealed in, under or on buildings, cabinets or other structures and are approved by Landlord using its sole discretion (in addition to any approval required under the Declaration).
               F. No motor vehicle which is classified by manufacturer rating as exceeding one (1) ton, and no recreational vehicle, mobile home, commercial vehicle, travel trailer, tent trailer, trailer, camper shell, detached camper, boat, boat trailer, or other similar equipment or vehicle may be parked, maintained, constructed, reconstructed or repaired at the Shopping Center. The provisions of this subsection shall not apply to loading or unloading and short-term parking of such motor vehicles.
               G. No automobile, motorcycle, motorbike or other motor vehicle shall be constructed, reconstructed or repaired upon the Shopping Center, and no inoperable vehicle may be stored or parked at the Shopping Center; provided, however, that the provisions of this subsection shall not apply to emergency vehicle repairs.
               H. No immoral, improper, offensive, or unlawful use shall be made of any portion of the Shopping Center, and all Laws having jurisdiction thereover shall be observed. In addition, the following uses are expressly prohibited: (i) adult bookstores; (ii) tattoo parlors; (iii) off-track betting establishment; (iv) video or game arcade; (v) funeral parlor; and (vi) drug or alcohol rehabilitation center.
          (d) Compliance With Laws. Tenant shall, at all times during the Term of this Lease and its occupancy of the Demised Premises, comply with and maintain the Demised Premises in accordance with all ordinances, laws, statutes, rules, regulations, directives, orders or other requirements of all municipal, local, state, and federal governments or public authorities or agencies having jurisdiction, now in effect or hereafter enacted (“Laws”), including, but not limited to, any Laws relating to environmental conditions, and the Americans with Disabilities Act, 42 U.S.C.A. §12101, et seq. Tenant expressly covenants and agrees to indemnify, defend and save Landlord harmless from and against any claim, damage, liability, cost, penalties and/or fines, including reasonable attorneys’ fees, which Landlord may suffer as a result of any violation of or non-compliance with any Laws by

Tenant in its use and occupancy of the Demised Premises. The foregoing covenant shall survive the termination of the within Lease in connection with any obligation of Tenant hereunder.
     Tenant shall have the right to contest the validity of any Laws or any violation of any Laws, and to defer compliance pending such contest, if the non-compliance therewith shall not constitute a crime and is not a hazardous condition in Landlord’s sole discretion, and if compliance is so deferred, the deferment shall not be deemed a breach of this covenant, provided that any such contest proceedings shall be prosecuted diligently and in good faith. Tenant hereby agrees to indemnify and save Landlord harmless from and against any and all claims, costs, expenses and liabilities, including but not limited to reasonable attorneys’ fees, incurred by Landlord by reason of any such deferment or contest.
          (e) Environmental. Landlord shall deliver the Premises free of all hazardous materials including asbestos and any other pre-existing environmental risks or liabilities. Landlord shall hold Tenant harmless from any and all costs and related liabilities including without limitation removal and ongoing remediation of such pre-existing hazardous materials and pre-existing environmental risks, provided same are not installed by Tenant. Tenant represents, covenants and warrants that it will not operate an “industrial establishment” as defined by the Industrial Site Recovery Act (“ISRA”), N.J.S.A. 13:1k-6 et seq. and the regulations promulgated thereunder as may be amended from time to time, and covenants that it will not engage in the generation, manufacture, refining, transportation, treatment, storage or handling of hazardous substances or hazardous wastes, above or below the ground, as defined by ISRA (“Hazardous Substances”). In the event that Tenant, in violation of this Lease, becomes an “industrial establishment” as defined in ISRA, Tenant shall, at Tenant’s sole cost and expense, diligently, promptly and fully comply with ISRA in any event, and in particular in the event of any “closing, terminating or transferring of operations of an industrial establishment” as specified in ISRA, and shall indemnify and hold harmless the Landlord from any and all fines, suits, losses, damages, claims, expenses or liabilities, without limitation, including attorneys fees, any claims from any succeeding tenant resulting from such violation and failure to comply with ISRA. Tenant represents, covenants and warrants that Tenant shall not use the Demised Premises to “discharge” (as such term is defined in the Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 et. seq. [“Spill Act"]) or permit any discharge or spill of any “hazardous substances” (as such term is defined in the Spill Act) or pollutants (“Discharge”). In the event that there shall be filed a lien against the Demised Premises or the Shopping Center pursuant to and in accordance with the Spill Act, arising from the intentional or unintentional action or omission of Tenant or Tenant’s employees, agents, contractors, licensees, invitees, assigns or subtenants, then Tenant shall, within thirty (30) days from the date that Tenant is given notice of the lien or in such shorter period of time in the event that the State of New Jersey, or any agency or subdivision thereof, has commenced steps to cause the Demised Premises or the Shopping Center to be sold pursuant to the lien, pay the claim and remove the lien from the Demised Premises and/or the Shopping Center. If Tenant fails to do so within said period, Landlord shall be entitled to resort to such remedies as are provided in this Lease as in the case of any default of the Lease, in addition to such remedies as are permitted at law, in equity or otherwise. Tenant shall indemnify, defend and save harmless Landlord from and against all fines, suits, procedures, claims, actions, damages, liabilities, judgments, costs and expenses (including, without limitation, reasonable attorneys’ fees) of any kind arising out of or in any way connected with Tenant’s or Tenant’s employees, agents, contractors, licensees, invitees, assigns or subtenants whose actions or inactions or failure to maintain the Demised Premises results in any spill or discharges of hazardous substances, hazardous wastes or pollutants at the Demised Premises or the Shopping Center or arising out of Tenant’s failure to provide all information, make all submissions and take all actions required by the New Jersey Department of Environmental Protection in order to comply with ISRA, the Spill Act, or any other environmental law or Laws (as defined herein). Until such time as Tenant fully complies with ISRA and/or the Spill Act, if applicable, and provides Landlord with evidence thereof, Tenant shall not be relieved of its obligations and liabilities under this Lease, including payment of rent, notwithstanding any termination of Tenant’s rights to the use and possession of the Demised Premises, and Tenant may be deemed a “holdover tenant” entitling Landlord to such remedies as may be applicable under the circumstances.
     In the event that ISRA compliance (or compliance with any other Laws) is required with respect to the Premises for any reason, including, but not limited to Landlord’s execution of a sale agreement for the Shopping Center, any change in ownership of the Shopping Center, refinance of the Shopping Center, initiation of bankruptcy proceedings, Landlord’s financial reorganization or sale of the controlling share of Landlord’s assets or stock, or any action or inaction on the part of Tenant, then, at Landlord’s election (i) Landlord shall comply with the requirements of ISRA inasmuch as such compliance relates to the Premises, and Tenant shall be responsible for paying the costs of such compliance within five (5) days after Landlord’s demand therefor, or (ii) Tenant shall be responsible for promptly, and within the time frame established by Landlord, complying with ISRA inasmuch as such compliance relates to the Premises and to pay the costs of such ISRA compliance. Notwithstanding the above, however, in the event that ISRA compliance for the Shopping Center becomes necessary because of any of the above-mentioned actions on the part of Landlord, Tenant shall cooperate with Landlord; however, the costs therefor shall be paid by Landlord unless they relate to a clean-up of the Premises occurring during the Term or any renewal thereof, in which event all such costs shall be paid by Tenant. At no expense to Landlord, Tenant shall promptly provide all information requested by Landlord for the preparation of non-applicability affidavits and shall promptly sign such affidavits when requested by Landlord.

          (e) Tenant’s Warranties. Tenant warrants, represents, covenants and agrees to and with Landlord that, throughout the Lease Term, Tenant shall:
     (i) keep the Demised Premises and any platform or loading dock used by Tenant in a neat, clean and businesslike condition, free of garbage and refuse;
     (ii) pay, before delinquent, any and all taxes, assessments and public charges imposed upon Tenant’s business or fixtures, and pay, when due, all fees of a similar nature;
     (iii) observe all Rules and Regulations (as hereinafter defined) established by Landlord for all tenants in the Shopping Center, provided that Tenant shall be given at least five (5) days’ prior written notice thereof;
     (iv) observe all restrictive covenants of record which are applicable to the Shopping Center, provided that the same do not prohibit Tenant’s permitted use of the Demised Premises;
     (v) not use the parking areas or sidewalks or any space outside the Demised Premises for display, sale, storage, or any other similar undertaking;
     (vi) not use any advertising medium or sound devices inside the Demised Premises which may be heard outside the Demised Premises, or permit any objectionable odors to emanate from the Demised Premises;
     (vii) keep the Demised Premises sufficiently heated to prevent freezing of water in pipes and fixtures in and about the Demised Premises;
     (viii) keep the temperature within the Demised Premises at such levels as may be required by any federal, state or local laws, ordinances, or regulations;
     (ix) employ only such labor in the performance of any work in and about the Demised Premises as will not cause any conflict or controversy with any labor organization representing trades performing work for Landlord, its contractors or subcontractors;
     (x) not use any glass of any window for the placement of any signs or advertising;
     (xi) not use any exterior lighting or window lighting without Landlord’s consent;
     (xii) not engage in any special type of merchandising sale, such as a sale of damaged merchandise, without the prior written consent of Landlord;
     (xiii) maintain and repair (but not be responsible for replacement thereof at the end of their useful life which shall be defined as 8 years from the date of Delivery of Possession) the HVAC system, water heater, electrical and plumbing systems, walls, floors, doors, windows and interior parts and fixtures of the Demised Premises in good repair and in a similar condition as the same are in when Tenant’s Work is completed as specified herein for the duration of the Lease term, including all option terms, except, without limitation, for repairs occasioned by fire, the elements, other casualty or unsafe condition of the building and structural and roof repairs, all of which shall be the obligation of Landlord. Tenant shall be provided with warranties for the HVAC system and water heater.
     (xiv) make all other repairs, renovations and alterations of any kind or nature whatsoever throughout the Term of this Lease and all option periods thereof;
     (xv) maintain all plate glass in the Demised Premises at Tenant’s sole cost and expense. Any repairs to and replacements of any plate glass in the Demised Premises shall be performed by a contractor who is approved by Landlord in advance;
     (xvi) promptly give Landlord notice of any damage to the Demised Premises or the Shopping Center or any alleged default by Landlord under this Lease;
     (xvii) not change any locks to the Demised Premises or install any additional locks or security devices without the prior written consent of Landlord. Tenant acknowledges and agrees that Landlord shall have keys (and/or any necessary access codes) so as to permit access to the Premises for the purposes specified in Article 15. In the event that Tenant fails to provide Landlord with keys and/or access codes so as to permit access to the Premises as specified in this Article 8, Landlord shall not be responsible for any damage to the Premises, access doors and/or plate glass in the event that access must be gained to the Premises in an emergency; and
     (xviii) not employ, in the course of maintaining, improving, repairing, restoring, reconstructing or altering the Demised Premises in accordance with its rights and obligations under this Lease, any labor which is not an Approved Contractor.
     (xix) Tenant is a corporation duly organized, validly existing and in good standing under the laws of the State of Massachusetts. Tenant has the power and authority to enter into this Lease Agreement and to consummate the transactions herein contemplated. The execution and delivery of this Lease Agreement and the performance by Tenant of its obligations hereunder have been duly authorized by all necessary corporate action of Tenant.
          (f) Parking. Tenant and its customers shall be permitted to utilize, in common with the other tenants of the Shopping Center, the on-site parking area, as shown on the site plan (Exhibit “A” hereto).
          (g) N.A.I.C.S. Number. Tenant represents and covenants that its N.A.I.C.S. number, as indicated on its U.S. Income Tax Return, is                     .
          (h) Continuing Co-Tenancy Requirements. If at anytime during the Term of this Lease (including Option Terms, if exercised), at least sixty percent (60%) of the entire development of 108,000+/- square feet (including the “World Class” ShopRite Supermarket of 67,500+/-) is not open for business for ninety (90) consecutive days (the “Condition”), except in the event that ShopRite closes for the purposes of renovation, repair or refit (which period shall not exceed 180 days), Tenant shall have the option, until the Condition is satisfied, upon thirty (30) days written notice to Landlord, to terminate the Lease. Notwithstanding any contrary provision contained in the Lease, Tenant shall have the right to elect to do either or both of the following: 1) Tenant shall pay Landlord rent at the rate of 3% of Tenant’s gross sales in lieu of Minimum Annual Rent and Additional Rent as provided in this Lease; or 2) should the Continuing Co-Tenancy Requirement not be met for more than 365 days, Tenant shall have the ongoing right to terminate until such Condition is satisfied.
          (i) Early Termination. On the fourth (4th) anniversary of the Rent Commencement Date under this Lease, Tenant shall have the one-time right to terminate the Lease if gross sales for the prior calendar year do not exceed $3,500,000 and provided Tenant furnishes to Landlord, one hundred eighty (180) days prior written notice to Landlord and whereby such Early Termination is contingent upon: (i) Tenant is not in default under the Lease, and (ii) Tenant pays Landlord any unamortized tenant allowance and brokerage fees. If the Tenant elects to exercise this Early Termination right, the Tenant shall make its books available to the Landlord and the Landlord shall have the right to hire an accountant to audit the Tenant’s books and records to verify the calculation of gross sales and the Tenant agrees to provide such accountant with access to the financial records needed to conduct such an audit.
          (j) Radius Restriction. Tenant may not open another store within one (1) mile of the Shopping Center, which radius restriction shall not apply to the acquisition by Tenant of a competitive store becoming a Dover Saddlery store.
     9. UTILITIES. Tenant shall pay for all utilities, including connection charges and deposits, to the respective utility companies when and as the same become available for its utilization, as recorded on separate meters, including water, gas, electricity, sewer charges, and fuel consumed for heating in the Demised Premises, commencing with the Delivery of Possession Date. If not separately metered, Tenant shall pay to Landlord, as Additional Rent, Tenant’s allocable share of the sewer charges. Sewer charges shall be allocated based on water consumption and usage by the tenants in the Shopping Center, and Tenant shall pay sewer charges proportionately based upon such water consumption. Tenant shall pay directly to the public utility companies, or reimburse Landlord as Additional Rent if Landlord has previously paid therefor, the cost of the installation of any and all such utility services that are not included in Landlord’s Work. Tenant shall pay for the cost of all utility meters and the cost of installation thereof. Tenant agrees to indemnify and hold harmless Landlord from and against any and all claims arising from the installation and maintenance of such utility services and from all costs and charges for utilities consumed on or in the Demised Premises. In the event that Tenant’s special utilization of the Demised Premises shall result in a surcharge in utility costs or insurance premiums generally applicable to the Shopping Center, such surcharges shall be the responsibility of and paid for by Tenant. Except as otherwise set forth to the contrary, the payments shall be reimbursed by Tenant to Landlord in the form of CAM and pursuant to Tenant’s proportionate share.
     10. MARKETING. Marketing Obligation. Tenant shall also be required to pay to Landlord, as Additional Rent, Tenant’s Pro Rata Share of “Marketing Expenses” incurred by Landlord in advertising and promoting the Shopping Center. As used herein, “Marketing Expenses” shall include, without limitation, costs and expenses for special events, shows, displays, signs, seasonal events, institutional advertising, promotional literature, and other activities designed to attract customers to the Shopping Center. Landlord agrees that Tenant’s Pro Rata Share of Marketing Expenses shall not exceed Thirty Five cents ($0.35) per year per square foot of the Demised Premises, subject to a fixed increase not to exceed the lesser of the CPI or two point five percent (2.5%) per annum, applicable to the Lease Term and any option, extension, and/or renewal thereof.

     11. INSURANCE, INDEMNITY AND LIABILITY.
          (a) Landlord’s Obligations.
     (i) During the Term of this Lease, Landlord shall obtain and maintain fire and extended coverage insurance, insuring against all reasonable perils and liabilities, for eighty (80%) percent of the replacement value of the Demised Premises and Landlord’s Work. Such insurance shall be issued by an insurance company licensed to do business in the jurisdiction in which the Shopping Center is located;
     (ii) Landlord agrees to carry, or cause to be carried, during the Term hereof, Commercial General Liability Insurance (hereinafter “Landlord’s Liability Insurance”) on the Common Area, naming Tenant as an additional insured and providing coverage of not less than Two Million Dollars ($2,000,000.00), combined Bodily Injury and Property Damage Liability;
     (iii) Landlord agrees to carry, or cause to be carried, during the Term hereof, loss of rents insurance in the amount of one year’s Fixed Minimum Annual Net Rental and Additional Rent, insuring Landlord against damages which may result from any loss of rents resulting from Tenant’s loss of use of any part of the Demised Premises;
     (iv) Landlord agrees to carry, or cause to be carried, during the Term hereof, such other insurance as is customary and prudent in the ownership, operating and maintenance of shopping centers generally; and
     (v) Tenant shall reimburse Landlord for Tenant’s Pro Rata Share of the aforesaid insurance costs as a portion of the Common Area Maintenance Expenses described in Article 6.
          (b) Tenant’s Obligations.
     (i) For and during the Term of this Lease, Tenant, at Tenant’s sole cost and expense, shall obtain and maintain insurance policies providing the following coverage:
     (A) Insurance for all perils included in the classification “fire and extended coverage” under insurance industry practices in effect from time to time in the jurisdiction in which the Shopping Center is located, against loss to Tenant’s fixtures, equipment, furnishings, merchandise, and other contents in the Demised Premises, for the full replacement value of said items (but not including the value of leasehold improvements which are approved by Landlord and which become part of the real estate upon their completion); and
     (B) Comprehensive general liability insurance, naming Landlord, its managing agent, any mortgagee and master lessor as additional insureds, which policy is to be in the minimum amount of Two Million Dollars ($2,000,000.00) combined single limit with respect to personal injury and property damage; and
     (C) Business interruption insurance, insuring Tenant and Landlord against any damages which may result from any loss of use of the Demised Premises.
     (ii) Each of the policies described in this Paragraph (b) shall:
     (A) be acceptable to Landlord and any mortgagee in form and content,
     (B) contain an express waiver of any right of subrogation by the insurance company against Landlord, and Landlord’s agents, employees, mortgagees, and ground lessors, except that Tenant may retain the right of subrogation in the case of reckless or intentional acts by Landlord or Landlord’s agents,
     (C) contain a provision that it shall not be canceled and that it shall continue in full force and effect unless Landlord has received at least thirty (30) days’ prior written notice of such cancellation or termination, and
     (D) not be materially changed without prior notice to Landlord.
     (iii) Tenant shall not do or permit to be done any act which will invalidate or be in conflict with the fire insurance policies covering the Shopping Center or any other insurance referred to in this Lease. Tenant will promptly comply with all rules and regulations relating to such policies. If the acts of Tenant or its employees or agents shall increase the rate of premiums for any insurance referred to in this Lease, such increases shall be immediately paid by Tenant as Additional Rent. Upon written request from Landlord, Tenant shall deliver to Landlord certificates of insurance or duplicate originals of each such policy.
     (iv) If the Tenant shall fail, refuse or neglect to obtain or maintain any of the insurance required by this Lease and to show Landlord evidence of the same as aforesaid, Landlord shall have the right to procure any such insurance upon fifteen (15) days’

advance written notice to Tenant of Landlord’s intent to procure such insurance and to recover the cost thereof as Additional Rent hereunder.
     (v) Tenant will sign the lease and deliver same to the Landlord for the Landlord to sign after the Tenant has signed the lease. The Landlord will then sign the lease and provide a signed copy to the Tenant. The Tenant will provide written proof of insurance to the Landlord (in a form acceptable to the Landlord) within ten (10) days of the date a copy of the signed lease is delivered to the Tenant. The Tenant will also provide Landlord (in a form acceptable to the Landlord) with a complete copy of the Tenant’s insurance policy for the demised premises within fourteen (14) days of the date the signed lease is delivered to the Tenant. The Tenant also agrees to furnish its insurance agent or insurance broker or insurance company (as the case may be, if the Tenant purchases insurance directly from an insurance company and not through an insurance broker or agent), a copy of the lease as it pertains to insurance so that the insurance agent or insurance broker or insurance company has sufficient information to provide the proper type(s) and amount(s) of insurance coverage for the Tenant and the Landlord, as provided for in the lease. Tenant agrees to notify its insurance agent or insurance broker or insurance company that the Landlord is to receive a copy of any “notice to cancel” that the insurance agent, insurance broker or insurance company issues to the Tenant.
(c)	Waiver of Subrogation/Covenants To Hold Harmless.
          (i) Landlord and Tenant, and any party claiming through Landlord and Tenant, each hereby releases the other, its officers, directors, employees, and agents from and against any and all liability and responsibility for any loss or damage to property covered by valid and collectable fire insurance policies with standard and extended coverage endorsements, even if such fire and other casualties shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, and each hereby agrees to obtain an acknowledgement of this Waiver of Subrogation from its insurance carrier except that Tenant may retain the right of subrogation in the case of reckless or intentional acts by Landlord or Landlord’s agents.
     (ii) Tenant will indemnify Landlord and save it harmless from and against any and all claims, actions, damages, losses, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Leased Premises, or the occupancy or use by Tenant of the Leased Premises or any part thereof, or occasioned wholly or in part by any act or omission of

Tenant, its agents, contractors, employees, servants, lessees, or concessionaires, or by reason of injury or damage to any person or to any property belonging to Landlord or any other person, occurring in or about the Demised Premises, caused by or resulting from fire, steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of the Demised Premises or from any kind of injury which may arise from any other cause whatsoever in or on the Demised Premises, unless such injury or damage is caused by or is due to the gross negligence of Landlord, or its agents, servants or employees, in which event Landlord agrees to indemnify the Tenant in similar manner to the indemnification herein. In case Landlord shall be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all costs and expenses incurred or paid by Landlord in connection with such litigation, to the extent that Tenant has agreed to indemnify Landlord in this paragraph. In case Tenant shall be made a party to any litigation commenced by or against Landlord, then Landlord shall protect and hold Tenant harmless and shall pay all costs and expenses incurred or paid by Landlord in connection with such litigation, to the extent that Landlord has agreed to indemnify Tenant in this paragraph.
12.	DAMAGE/DESTRUCTION OF DEMISED PREMISES/SHOPPING CENTER
          (a) Duty to Repair. Except as otherwise provided in Paragraph (b) of this Article, if the Demised Premises are damaged or destroyed by any casualty covered by Landlord’s fire insurance policy, Landlord shall, if permitted to do so by its mortgagee, repair such damage or destruction as soon as reasonably possible, to the extent of the available insurance proceeds, and this Lease shall continue in full force and effect. In the event that the Premises have not been substantially repaired within one hundred eighty (180) days following the casualty, Tenant may terminate this Lease upon sixty (60) days’ written notice to Landlord.
          (b) Damage To Demised Premises. If the Demised Premises are damaged or destroyed by any casualty covered by Landlord’s fire insurance policy to such an extent as to render the same untenantable in whole or substantial part, or to the extent of twenty-five percent (25%) or more of the replacement value of the Demised Premises during the last twenty-four (24) months of the Term herein, then Landlord may, at Landlord’s option, either:
     (i) repair such damage or destruction as soon as reasonably possible, in which event this Lease shall continue in full force and effect, or
     (ii) cancel and terminate this Lease as of the date of the occurrence of such damage or destruction by giving Tenant written notice of Landlord’s election to do so within ninety (90) days after the date of the occurrence of the damage or destruction.
          (c) Damage To Shopping Center. If the Shopping Center is damaged or destroyed by any casualty covered by Landlord’s fire insurance policy to such an extent as to render fifty (50%) percent or more of the tenantable area of the Shopping Center untenantable, then, regardless of whether the Demised Premises are affected by the occurrence of the damage to, or destruction of, the Shopping Center, and subject to the rights of Landlord’s mortgagee, Landlord may, at Landlord’s option, either:
     (i) repair such damage or destruction as soon as reasonably possible, in which event this Lease shall continue in full force and effect, or
     (ii) cancel and terminate this Lease as of the date of the occurrence of such damage or destruction by giving Tenant written notice of Landlord’s election to do so within ninety (90) days after the date of the occurrence of the damage or destruction. In the event that Landlord subsequently decides to rebuild the Shopping Center within one (1) year of the termination of this Lease pursuant to this Paragraph, Landlord shall negotiate in good faith with Tenant to lease a store of similar size and use in the rebuilt shopping center.
          (d) Uninsured Casualty. If the Demised Premises are damaged or destroyed by any casualty which is not covered by Landlord’s fire insurance policy, then Landlord shall have no duty to repair such damage or destruction. In the event of such damage or destruction, Landlord may, at its option, either:
     (i) repair such damage or destruction as soon as reasonably possible, in which event this Lease shall continue in full force and effect, or
     (ii) cancel and terminate this Lease as of the date of the occurrence of such damage or destruction, in which event this Lease shall so terminate, unless, within thirty (30) days thereafter, Tenant agrees to repair the damage or destruction with Approved Contractors at its cost and expense or to pay for Landlord’s repair of such damage or destruction.

          (e) Reconstruction. If all or any portion of the Demised Premises is damaged by fire or other casualty and this Lease is not terminated in accordance with the above provisions, then to the extent permitted by any mortgage affecting the Shopping Center, all insurance proceeds, however recovered, shall be made available for payment of the cost of repair, replacing and rebuilding. Landlord shall use the proceeds from the insurance to repair or rebuild the Demised Premises to its prior condition in accordance with the provisions of Exhibit “C”, and Tenant shall, using the proceeds from the insurance and employing only Approved Contractors, repair, restore, replace, or rebuild that portion of the Demised Premises constituting Tenant’s Work as defined herein, together with any additional improvements installed by Tenant, such that the Demised Premises shall be restored to its condition as of the date that is immediately prior to the occurrence of such casualty. All of the aforesaid Tenant’s insurance proceeds shall be deposited in escrow and shall be disbursed as work on such repair, replacement or restoration progresses, upon the certification of Landlord’s architect that the balance in the escrow fund is sufficient to pay the estimated costs of completing the repair, replacement and restoration. If Tenant’s insurance proceeds shall be less than the cost of Tenant’s obligations hereunder, Tenant shall pay the entire excess cost. With respect to any improvements which were initially installed by Tenant, but which are insured under Landlord’s policy as part of the real estate, Landlord shall elect to either restore those improvements to the condition they were in immediately preceding the casualty, or to provide the funds to Tenant to make the restoration.
          (f) Rent Abatement. Notwithstanding anything to the contrary contained in the Lease and/or any Exhibits or Attachments hereto, should any essential building services, including but not limited to electricity, water, sewer and telecommunications, be interrupted for twenty four (24) consecutive hours, through no fault of the Tenant, resulting in Tenant’s inability to open for business to the public at the Demised Premises, then rent shall thereafter abate until such service is reinstated.
     13. SUBORDINATION AND ATTORNMENT.
          (a) Subordination. This Lease and Tenant’s tenancy shall not be a lien against the Demised Premises which is superior to any mortgages that now encumber, or may hereafter be placed upon, the Demised Premises or the Shopping Center. Any such mortgage or mortgages shall automatically have preference and precedence over, and be superior and prior in lien to, this Lease, irrespective of the date of recording, and Tenant agrees, within five (5) business days of receipt thereof, to execute any instruments, without cost, which may be deemed necessary or desirable to further effect the subordination of this Lease to any such mortgage or mortgages.
          (b) Attornment. At the option of any person who shall succeed to the interest of all or any part of Landlord’s interest in the Shopping Center, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise (a “Successor”), and upon written notice thereof to Tenant, Tenant shall be obligated to pay to such Successor, in lieu of to Landlord, the rentals and other charges due hereunder and to thereafter comply with all of the terms of this Lease, and shall, without charge, attorn to such Successor as its Landlord under this Lease, notwithstanding the failure of Landlord to comply with this Lease, any defense to which Tenant might be entitled against Landlord under this Lease, or any bankruptcy or similar proceedings with respect to Landlord.
     14. QUIET ENJOYMENT. Landlord will put Tenant in actual possession of the Demised Premises at the beginning of the Term aforesaid, or such other date as shall be herein elsewhere agreed upon, and Tenant, subject to all of the terms and conditions hereof, on paying the rent and performing the covenants herein agreed by it to be performed, shall and may peaceably and quietly have, hold and enjoy, for said Term and any extensions thereof, the Demised Premises, along with the non-exclusive use of the Common Area.
     15. ACCESS. Landlord, its agents, employees, or independent contractors shall, upon reasonable advance written notice to Tenant, have access to the Demised Premises at reasonable hours to inspect the same, to carry out the provisions of this Lease, to make any required repairs or replacements, and to show the Demised Premises to any prospective purchasers, lenders, or tenants, provided however in an emergency situation, such access may be at any time and without notice.
     16. CONDEMNATION. (a) If all or any part of the Demised Premises shall be taken for any public or quasi-public use, under any statute or by right of eminent domain, such as to render them unsuitable for Tenant’s business, then this Lease, at the option of either Landlord or Tenant, may be canceled and declared null and void and of no effect, and Tenant shall be liable for the rent only up to the time of such taking. In the event of a partial taking, which is not extensive enough to render the Demised Premises unsuitable for Tenant’s business, Landlord shall promptly restore the Demised Premises to a condition which is comparable to its condition at the time of said condemnation, and this Lease shall continue, but starting with the date of such condemnation, the rental shall be reduced proportionately. In the event of the occurrence of any of the contingencies above mentioned, or a complete condemnation, rent shall abate corresponding with the time during which the Premises may not be used by Tenant.
          (b) In the event that fifty percent (50%) or more of the parking area for the Shopping Center, of which the Demised Premises constitute a part, shall be taken or condemned by public or quasi-public authority, either party shall have the option to terminate this Lease within thirty (30) days from the date of such taking, upon one hundred twenty (120) days’ notice to the other party. If either party shall fail to so terminate this Lease within the time aforesaid, then this Lease shall remain in full force and effect unless prohibited by applicable authorities. In the event that this Lease shall be terminated pursuant to this Article, any rental or other charges paid in advance shall be refunded to Tenant upon its surrender of possession of the Premises.
     (c) Nothing herein contained shall be deemed or construed to prevent Landlord or Tenant from enforcing and prosecuting, in any condemnation proceedings, a claim for the value of their respective interests, but in no event shall any award to Tenant interfere with, or cause a reduction in the amount of, any award to Landlord for the value of the fee or leasehold.
17.	ASSIGNMENT, SUBLETTING AND ENCUMBERING OF LEASE.
          (a) Business Assignments. Tenant shall have the right, without Landlord’s consent, upon thirty (30) days prior written notice to the Landlord, to assign this Lease or sublet the Demised Premises: (i) to any business entity which, at the time of such assignment or sublease, controls, is controlled by or is under common control with Tenant or holds the majority of the Tenant’s stock; (ii) to any business entity which succeeds Tenant as a result of merger, consolidation or reorganization of Tenant, or, (iii) to any entity which purchases substantially all of the assets of Tenant at the Demised Premises, or to which Tenant is mandated by governmental requirement as a condition of any merger, consolidation, purchase or sale to transfer to or divest itself of all of the assets located at the Demised Premises. All of the foregoing under (i), (ii) and (iii) shall hereinafter be referred to as “Business Assignments.”
          (b) All Other Assignments and Sublets. Tenant shall have the right to assign this Lease or sublet the Demised Premises, with Landlord’s prior written consent, which shall not be unreasonably withheld or delayed. In cases of subletting, Tenant shall remain liable hereunder. Notwithstanding anything to the contrary contained in the Lease, in cases of Landlord-approved assignment or subletting, permitted uses shall include general business or retail use.
          (c) Procedure. In the event that Tenant desires to assign or transfer this Lease, or sublet (or permit the occupancy or use of) the Demised Premises, or any part thereof as provided for above, Tenant shall give Landlord not less than thirty (30) days’ prior written notice of Tenant’s intention to so assign or transfer or sublet all or any part of the Demised Premises, the terms of such proposed transaction, and the parties to participate in such proposed transaction. Landlord shall not unreasonably withhold or delay approval to any such assignment or subletting.
          (d) Excess Rent. In the event that Landlord does not exercise its right to have all or a portion of the Demised Premises, as the case may be, subleased or assigned to it, but gives Tenant its written consent to assign, transfer, or sublet all or a portion of the Demised Premises to a third party, any monthly rent or other payment accruing to Tenant as the result of any such assignment, transfer, or sublease, including any lump sum or periodic payment in any manner relating to such assignment, transfer, or sublease, which is in excess of the rent then payable by Tenant under this Lease shall be paid by Tenant to Landlord monthly as Additional Rent. Landlord may require a certificate from Tenant specifying the full amount of any such payment of whatsoever nature.
          (e) Costs. Any costs and expenses, including attorneys’ fees, incurred by Landlord (not to exceed $1,000) in connection with any proposed or purported assignment, transfer, or sublease shall be borne by Tenant and shall be payable to Landlord as Additional Rent.
18.	END OF TERM.
          (a) Surrender. Upon the expiration or other termination of the Term of this Lease, Tenant shall, at its cost and expense: (i) quit and surrender to Landlord the Demised Premises, in good order and condition, broom clean, ordinary wear and tear excepted;(ii) remove from the Demised Premises all property of Tenant, excluding any Landlord approved alterations or additions that, at the Tenant’s sole discretion, may remain on the Demised Premises; (iii) fully comply with Article 8(e); and (iv) repair any damage caused by such removal and return the Demised Premises to the condition prior to such installation. If requested by Landlord, Tenant shall, at its expense, obtain and deliver to Landlord a satisfactory report prepared by an environmental consultant that is approved by Landlord, evidencing compliance with all Laws and Article 8(e) hereof.
          (b) Holding Over. If Tenant shall hold possession of the Demised Premises after the expiration or termination of this Lease, at Landlord’s option:
          (i) Tenant shall be deemed to be occupying the Demised Premises as a tenant from month-to-month, at 150% the Fixed Minimum Annual Net Rental in effect during the last Lease Year immediately preceding such hold-over and otherwise subject to all of the terms and conditions of this Lease, including payment of Additional Rent, or
     (ii) Landlord may exercise any other remedies under this Lease or at law or in equity, including an action for wrongfully holding over. No payment by Tenant, or receipt by Landlord, of a lesser amount than the correct rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or letter accompanying any check for payment of rent or any other amounts owed to Landlord be deemed to effect or evidence an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of the rent or other amount owed or to pursue any other remedy that is provided in this Lease.
     19. DEFAULT. Any one or more of the following shall be deemed to be events of default hereunder:

          (a) Monetary Default: Failure of Tenant to make any payment of Fixed Annual Minimum Net Rental or Additional Rent when due and such failure shall continue for ten (10) days after written notice from Landlord;
          (b) Non-monetary Default: Failure of Tenant to timely perform any of the terms, covenants or conditions of this Lease, except payment of Rent or Additional Rent, and such failure shall continue for thirty (30) days after written notice from Landlord;
          (c) In the event that Tenant or any guarantor of this Lease shall be adjudicated a bankrupt, insolvent, or placed in receivership, or if proceedings are instituted by or against Tenant for bankruptcy, insolvency, receivership, agreement of composition or assignment for the benefit of creditors which shall not be set aside within forty-five (45) days, or if this Lease or the estate of Tenant herein shall pass to another by virtue of any court proceedings, writ of execution, levy, sale or by operation of law, other than estate distribution or intestate descent and distribution;
          (d) If Tenant refuses to take possession of the Demised Premises on the Delivery of Possession Date, or fails to open its doors for business at the expiration of the fixturing period as required herein, or vacates the Demised Premises and permits the same to remain unoccupied and unattended, or substantially ceases to carry on its normal activities in the Demised Premises as specified in Article 8;
          (e) Except in the event of a Business Assignment as defined in Article 17 (a) above, if Tenant attempts or purports to transfer, assign, mortgage or encumber this Lease or any of Tenant’s interest hereunder, or attempts or purports to sublet or grant a right to use or occupy all or a portion of the Demised Premises, without obtaining the prior written consent of Landlord or otherwise complying with the requirements of Article 17 hereof;
          (f) Recordation or attempted recordation of this Lease by Tenant;
          (g) If Tenant shall have been in default under subparagraphs (a) or (b) of this Article 19 more than three (3) times in any twelve (12) month period, notwithstanding any subsequent cure of the default; or
          (h) If any execution, levy, attachment or other legal process of law shall be made upon Tenant’s goods, fixtures, or interest in the Demised Premises, and the same is not discharged, removed or stayed within sixty (60) days.
     20. REMEDIES ON DEFAULT. In the event of any default as defined in Article 19 hereof, or if Tenant shall be evicted by summary proceedings or otherwise, then Landlord, in addition to other remedies herein contained, or as may be permitted by law, may pursue any one or all of the following:

          (a) Landlord shall have the right, but not the obligation, upon giving five (5) days’ notice in writing to Tenant, to declare this Lease and the Term hereof at an end on the date that is fixed in such notice as if such date were the originally fixed expiration date of the Term of this Lease, and Landlord shall then have the right to remove all persons, goods, fixtures, and chattels from the Premises without liability for damages. Nothing in this Lease shall be deemed to require Landlord to give notice prior to the commencement of a summary proceeding for non-payment of any rent or a plenary action for the recovery of rent on account of any default in the payment of any rent, it being intended that such notices are for the sole purpose of creating a conditional limitation hereunder pursuant to which this Lease shall terminate and Tenant shall become a holdover tenant.
          (b) Landlord may proceed to recover possession of the Demised Premises under and by virtue of the provisions of the laws of the jurisdiction in which the Shopping Center is located, or by such other proceedings, including re-entry and possession, as may be applicable, without being liable for prosecution therefor or for damages, and re-enter the Premises and the same have and again possess and enjoy; and, as agent for Tenant or otherwise, re-let the Premises and receive the rent therefor and apply the same, first to the payment of such expenses, including leasing commissions, reasonable attorneys’ fees and costs, and such other amounts as Landlord expends in re-entering, repossessing and re-letting the same and in making any repairs and alterations as may be necessary; and second, to the payment of rent due hereunder. Any other notice to quit or notice of Landlord’s intention to re-enter the Demised Premises is hereby expressly waived. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, subject, however, to the right of Landlord to recover from Tenant all rent and any other sums due and owing to Landlord. Tenant shall remain liable for any rent as may be in arrears and also for any rent as may accrue subsequent to the re-entry by Landlord, to the extent of the difference between the rent reserved hereunder and the rent, if any, received by Landlord during the remainder of the unexpired Term hereof, after deducting the aforementioned expenses, fees and costs, the same to be paid as specified in Paragraph (c) hereinbelow.
          (c) In case of any such default, re-entry, expiration, and/or dispossess by summary proceedings or otherwise, (1) the rent shall become due thereupon and be paid to the time of such re-entry, dispossess and/or expiration, together with such expenses as Landlord may incur for legal expenses, attorney’s fees, brokerage or leasing commissions, and expenses for repairs and alterations as may be necessary to put the Premises in good order or for preparing same for re-letting; (2) Landlord may re-let the Demised Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may, at Landlord’s option, be less than or greater than the balance of the Term and may grant concessions or free rent; and (3) Tenant or the legal representatives of Tenant shall also pay to Landlord, as damages for the failure of Tenant to pay rent and observe and perform Tenant’s covenants herein contained, the deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rent collected on account of the re-letting(s) of the Demised Premises for each month of the period which would otherwise have constituted the balance of the Term. When computing such damages, there shall be added to the said deficiency such expenses as Landlord incurs in connection with re-letting, such as legal expenses, attorney’s fees, brokerage fees, and for keeping the Demised Premises in good order or for preparing the same for re-letting. Any such damage sustained by Landlord may be recovered by Landlord, at Landlord’s option: (i) in monthly installments by Tenant on the rent day specified in this Lease, (ii) in a single proceeding at the time of the re-letting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive re-lettings, or (iii) in a single proceeding that is deferred until the expiration of the Term of this Lease (in which event, Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of said Term and shall survive the termination of this Lease). Any suit that is brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding.
          (d) Nothing contained herein shall prevent the enforcement of any claim that Landlord may have against Tenant for anticipatory breach of the unexpired Term of this Lease. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions of this Lease, Landlord shall have the right of injunction and the right to invoke any remedy that is allowed at law or in equity, as if re-entry, summary proceedings and other remedies were not herein provided for. The reference in this Lease to any particular remedy shall not preclude Landlord from any other remedy at law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event that Tenant is evicted or dispossessed for any cause, or in the event that Landlord obtains possession of the Demised Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise.
          (e) Landlord shall have the right, independent of any other remedy herein, to terminate, void and cancel any option to renew contained herein.
     No receipt of rent by Landlord from Tenant after the termination of this Lease or after giving any notice, shall reinstate, continue or extend the Term of this Lease. No receipt of rent after the commencement of any suit, or after the final judgment for possession of the Demised Premises, shall reinstate, continue or extend the Term of this Lease, or affect the suit or said judgment.
     For purposes of this Article, the term “Tenant” shall also include any guarantor of this Lease, and any obligations, duties or covenants of Tenant in this Article shall also extend to any guarantor of this Lease in addition to Tenant.
     21. GOVERNMENTAL APPROVALS.
          (a) Certain governmental authorities may require, as a condition to zoning, building and other approvals for the Shopping Center, certain modifications to this Lease. In such event, provided that such modifications are reasonable, do not adversely affect Tenant, do not materially alter the Premises or the approved working plans therefor, and do not increase the rentals and other sums to be paid hereunder, Landlord shall submit to Tenant a written amendment with such required modifications. Tenant shall be in default if Tenant fails to execute and return the amendments that have been submitted within ten (10) days thereafter.
          (b) In the event that any governmental authorities having jurisdiction over the Premises decline to issue any necessary permits for Tenant’s Work on the basis that Tenant’s use of the Premises, as specified in Article 8, is not permitted at the Shopping Center, Tenant shall so notify Landlord, and Landlord shall have ninety (90) days to endeavor to obtain the necessary permits, at Tenant’s expense. Tenant shall fully cooperate with Landlord in connection therewith, including supplying necessary plans and specifications, completing any required applications, attending any hearings and paying all fees and expenses. In the event that Landlord is unable to obtain such permits, then this Lease may be terminated by either party, whereupon any security deposit paid by Tenant shall be refunded to Tenant.

     22. GENERAL PROVISIONS.
          (a) CERTIFICATE OF LEASE STATUS (ESTOPPEL CERTIFICATE). Tenant shall, at any time upon five (5) days prior written notice from Landlord, execute, acknowledge and deliver to Landlord, in recordable form, a certificate certifying: (a) that this Lease is unmodified and in full force and effect (or in full force and effect as modified, setting forth the modifications); (b) the dates to which the Fixed Minimum Annual Net Rental and Additional Rent required to be paid hereunder have been paid; (c) that there is no default by Landlord (or if a default is claimed, stating the basis therefor); (d) that there are no set-offs or defenses against the enforcement of this Lease of any nature whatsoever that Tenant is claiming; (e) that Tenant has not discharged, other than in strict compliance with law, any Hazardous Substances or Hazardous Waste at the Demised Premises or at the Shopping Center; (f) that this Lease and other related documents have been duly authorized by Tenant and any guarantor(s); (g) the dates of commencement and expiration of this Lease; (h) that Tenant has conformed its use of the Demised Premises to the requirements and covenants of Article 8; (i) that the information specified in the Lease Declaration attached as Exhibit ”E” is true and correct; and (j) as to such other matters as may be reasonably requested by Landlord’s mortgagee. Such certificate shall be in such form as may be relied upon by Landlord, by any prospective purchaser of the fee interest in the Premises or the Shopping Center or any other interest therein, by any mortgagee thereof, or by any assignee of any mortgage of the fee interest in the Premises.
          (b) LANDLORD’S LIEN. Landlord shall have a lien on, and a security interest in, all personal property and equipment of Tenant, in addition to any statutory liens of Landlord on such personal property and equipment that are now or hereafter in effect.
          (c) SIGNS. Tenant shall be permitted to install one (1) wall-mounted sign on the exterior of the Shopping Center above the exterior of the Premises as per attached Exhibit H; at Tenant’s sole cost and expense Tenant shall be required to utilize the services of Landlord’s third party sign contractor for the preparation and installation of said sign. Tenant agrees to comply with all applicable legal and insurance regulations and requirements pertaining thereto. Tenant shall pay for all costs in connection with such sign and shall be responsible for the cost of proper installation and removal thereof by Landlord. In the event that Landlord deems it necessary to temporarily remove such sign, then Landlord shall have the right to do so, provided, however, Landlord shall replace said sign as soon as practicable, at Landlord’s sole cost. Any interior signs must be tasteful and shall be prepared in a professional manner. Tenant shall, as a result of periodic changes to its branding strategy that impact color, design and technology, have the right to change existing signs on the exterior of the Tenant’s Demised Premises. All changes to existing exterior signs on the Tenant’s Demised Premises shall be subject to Landlord’s approval, which shall not be unreasonably withheld or delayed, and must comply with all applicable municipal codes, ordinances and other municipal restrictions. Tenant shall additionally have the right to change existing or install new signs in the interior of the Tenant’s Demised Premises that comply with applicable municipal codes, ordinances and other municipal restrictions. Any sign or display that is visible from outside of the Demised Premises which does not meet the above criteria may be removed at any time by Landlord, without Landlord incurring any liability therefor.
     Façade Signage. Subject to municipal approval and permit, Tenant shall be allowed its standard signage as per the attached shop drawings, including Tenant’s standard individual channel-lit letter style and color. Tenant shall be allowed the largest sign size per municipal resolution. Tenant shall be required to put its sign on a raceway as per municipal resolution. Tenant shall be permitted to change its signage during the term of the Lease in accordance with a change of signage for its other store locations, subject to municipal approval and permit and Landlord approval, which will not be unreasonably withheld, conditioned or delayed.
     Monument/Pylon Signage. Tenant will have the third slot on the double sided State Highway Route 22 monument/pylon sign (below ShopRite and Hallmark). Tenant name will be on both sides of the monument/pylon as per Exhibit I.
          With respect to all signs:
          (A) Flashing, moving or audible signs will not be permitted.
          (B) No exposed neon lighting shall be used on signs, symbols or decorative elements.
          (C) No exposed conduit, tubing or raceways will be permitted.
          (D) All conductors, transformers and other equipment shall be concealed.
          (E) The location of all openings for conduit and sleeves in facia panels and/or building walls shall be indicated by the sign contractor on drawings submitted to Landlord. All penetrations of the building structure that are required for any sign installation shall be neatly sealed in a watertight condition.
          (F) The sign contractor shall repair any damage caused by his work, and Tenant shall be fully responsible for the operations of its sign contractor(s).
          (G) No sign maker’s labels or other identification will be permitted on the exposed surface of signs.
          (H) Wording of signs shall not include the product sold, except as part of Tenant’s trade name.

          (d) PARKING AND MAINTENANCE OF PARKING AREA. Throughout the Lease Term and any extensions thereof, parking facilities, as shown on the Site Plan attached hereto as Exhibit “A”, shall be provided by Landlord for Tenant, its servants, agents, employees, invitees, and patrons in common with those of other tenants in the Shopping Center, and the same shall be operated and maintained by Landlord in safe condition, the cost of which shall be a Common Area Maintenance Expense.
          Landlord and Tenant mutually acknowledge that parking is critical to Tenant’s business and as such, the number, spacing and striping of parking spaces and the aisles, entrances and exits to and from the parking lot which services the Cedar Glen Shopping Center shall not be reduced during the Term of this Lease and any Renewal Term, ordinary maintenance and temporary interruptions excepted, without the Tenant’s prior written consent, which shall not be unreasonably delayed, conditioned or withheld.
          Landlord requires all tenants of the Shopping Center and their employees to park their motor vehicles in the employee parking area as designated by Landlord from time to time. Specifically, at all times, Tenant’s employees are not permitted to park in the front parking areas and may only park their vehicles in the rear parking areas. Tenant shall inform all of its employees of said requirement and shall enforce same.
          The parking spaces, and other parking areas, passageways and all means of access thereto, including adjacent and surrounding sidewalks, shall be kept, by Landlord, clean and free and clear of encumbrances, obstructions, debris, and snow. Landlord shall clearly mark all parking spaces by painting, striping or otherwise.
          Landlord reserves the exclusive right to assume all duties, responsibilities and liabilities in regard to maintenance, repairs, replacements, operation, supervision, use and control of and to the Common Area, including spaces, parking areas, passageways, sidewalks, entrances, exits, cuts in curbing, lighting facilities, and landscaped and other exterior areas, and shall comply with all present and future laws, ordinances, orders, rules, regulations, notes, notices of violations and requirements of public authorities that are applicable thereto.
          (e) COMPLIANCE WITH MORTGAGE REQUIREMENTS. As a condition of this Lease, Tenant agrees to deliver to Landlord all forms, certificates, or applications, fully completed and properly executed in a timely manner, as may be required from time to time by any mortgagee of the Shopping Center.
          (f) RULES AND REGULATIONS. Landlord shall have the right to establish, modify and enforce uniform rules and regulations applicable to tenants at the Shopping Center, which rules and regulations, as may be amended from time to time, shall be deemed covenants of this Lease to be undertaken by Tenant (“Rules and Regulations”), provided that copies of such Rules and Regulations shall have first been given to Tenant. Landlord shall not be responsible to Tenant for any non-compliance with the Rules and Regulations by any other tenants. Attached hereto as Exhibit “F” are the Rules and Regulations for the Shopping Center as of the date hereof.
          (g) HEADINGS. The headings contained in the body of this Lease are for the purposes of identification only, are not a part of the agreement between the parties, shall not define, limit or describe the scope of this Lease, and shall have no effect upon the construction or interpretation of any part hereof.
          (h) FORCE MAJEURE. All performances, undertakings, or obligations of Landlord hereunder shall be subject to force majeure, and all time periods set forth herein for compliance with any of the above shall be extended due to catastrophe, accident, weather, storms, acts of war and insurrection, unavailability of materials, strikes, embargoes, moratoriums or other conditions beyond Landlord’s control.
          (i) PERFORMANCE OF TENANT’S OBLIGATIONS. If Tenant shall at any time fail to make any payment or perform any act which Tenant is obligated to make or perform under this Lease, then Landlord may, but shall not be obligated so to do, after Tenant’s time in which to make any such payment or perform any such act as provided in this Lease has expired, and without waiving, or releasing Tenant from, any obligations of Tenant that are contained in this Lease, make any such payment or perform any such act which Tenant is obligated to perform under this Lease, in such manner and to such extent as shall be necessary, and in exercising any such rights, pay any necessary and incidental costs and expenses, employ counsel and incur and pay reasonable attorneys’ fees. Notwithstanding the foregoing, Landlord may make any such payment or perform any such act before Tenant’s time to do so has expired, if the same is necessary or required for the preservation or protection of the Premises. All sums so paid by Landlord, and all necessary and incidental costs and expenses in connection with the performance of any such act by Landlord, together with interest thereon at the Prime Rate (as published by The Wall Street Journal) plus five (5%) percent per annum, shall be deemed Additional Rent hereunder and, except as otherwise in this Lease expressly provided, shall be payable to Landlord on demand or, at the option of Landlord, may be added to any rent then due or thereafter becoming due under this Lease. Tenant covenants to pay any such sum or sums with interest as aforesaid, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of a default by Tenant in the payment of rent.
          (j) NO WAIVER. The failure of Landlord to enforce against Tenant any provision, covenant, or condition, by reason of Tenant committing any breach of or default under this Lease, shall not be deemed a waiver thereof, nor void or affect the right of Landlord to enforce the same covenant or condition on the occasion of any subsequent breach or default thereof; nor shall the failure of Landlord to exercise any right in this Lease on any occasion arising therefrom be deemed or construed to be a waiver of the right to exercise the same right upon any subsequent occasion.
          (k) NEGOTIATED AGREEMENT. This Lease is a negotiated agreement. Landlord and Tenant agree that the language of this agreement shall not be construed against either party by virtue of its counsel having prepared same.
          (l) EXECUTION. This Lease is not binding upon Landlord or Tenant until it is signed by duly authorized officers of Landlord and Tenant and delivered to Landlord and to Tenant. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with the bylaws of said corporation, and that this Lease is binding upon said corporation. In addition, if Tenant is a corporation, Tenant represents and warrants that it is duly organized, validly existing and authorized to do business in the State of New Jersey and that all franchise and corporate taxes have been paid to date.
          (m) COMMISSION. Tenant has been represented in this transaction by the Greenberg Group (“Tenant Broker”). The Landlord is represented in this transaction by Silbert Realty & Management Company, Inc. (“Landlord Broker”). Each party further agrees to hold harmless the other from and against any and all liability arising from any claim for a commission or finder’s fee arising from acts of said party, including without limitation, the cost of attorneys’ fees. Landlord and Tenant recognize that the Broker is the sole broker who negotiated and effectuated this lease transaction. Landlord agrees to pay to Landlord Broker and Tenant Broker any and all commissions in accordance with a separate agreement between those parties.
          (n) ADDITIONAL REMEDIES. Any remedies specifically provided for in this Lease are in addition to, and not exclusive of, any other remedy available to Tenant or Landlord under applicable law. Any measure of damages that is provided for in this Lease shall not be deemed to limit or prejudice Landlord’s right to prove and obtain all of the damages which Landlord may sustain as a result of any and all breaches of this Lease.
          (o) NOTICES. All notices, statements, demands, consents, approvals, authorizations, offers, agreements, appointments or designations herein by either party to the other shall be deemed to be given to the other party for the purpose of this Lease ONLY IF IN WRITING, and either personally served thereon or sent by Certified Mail, Return Receipt Requested, with postage prepaid and subsequently received, or sent by Federal Express or other recognized overnight delivery service (“Federal Express”) with postage prepaid and subsequently received and addressed as follows:

     TO LANDLORD:
Cedar Glen, L.L.C.
107 Mount Horeb Road
Warren, New Jersey 07059
With a copy to:
Silbert Realty & Management Company, Inc.
85A Division Avenue
Millington, New Jersey 07946-0406
Attn: Sr. Director of Property Management
(908)604-6900
(908)604-2030 (Fax)
and
David A. Checchio, Esq.
107 Mount Horeb Rd
Warren, New Jersey 07059
(732) 537-0869
(732) 537-9366 (Fax)
TO TENANT:
Cole Smith
Dover Saddlery Inc.
525 Great Road
POB 1100
Littleton, MA 01460
smithcole@hotmail.com
978-952-8062 Ext. 701
(f) 978-952-8063
With a copy to:
John M. Sullivan, Esq.
Preti, Flaherty, Beliveau & Pachios
PO Box 1318
Concord, NH 03302-1318
(603) 410-1500 (phone)
(603) 410-1501 (fax)
or such substituted parties or addresses, provided that such change of address and party is specified in writing during the Term of this Lease.
If so served or sent, any such notice shall be deemed given on the date that same is personally delivered, or if mailed, on the second business day after depositing same in a P.O. Box regularly maintained by the U.S. Post Office Department, or if sent by Federal Express, on the first business day after sending.
     Landlord will promptly forward to Tenant a copy of any notice it receives from any governmental authority, attorney for a moving party, any third party, or from any other source, of a proceeding or circumstance directly concerning the Tenant’s use of the Demised Premises, or affecting the future use and operation of the Demised Premises, including without limitation notices of change in property tax assessment, condemnation proceedings, proposed or projected road construction or reconstruction, zoning board applications, and the like (hereinafter “Land use applications and or Roadway Improvements”) which in Landlord’s reasonable judgment, would directly impact the Property and Tenant.
          (p) BINDING EFFECT. This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, executors, successors, representatives and assigns.
          (q) SEVERABILITY. If any provision of this Lease shall be declared invalid or unenforceable, the remainder of this Lease shall continue in full force and effect.
          (r) ENTIRE AGREEMENT. This Lease contains the entire agreement between the parties, and any change, modification or amendment shall be in writing and executed by the party against which enforcement thereof is sought.
          (s) CHOICE OF LAW. This Lease, and the rights and obligations of the parties hereto, shall be interpreted and construed in accordance with the laws of the State of New Jersey.
          (t) RATIFICATION. Any documents heretofore signed by Tenant pertaining to the Demised Premises or this Lease are hereby ratified and confirmed.
          (u) THIRD PARTY BENEFICIARY. Nothing contained in this Lease shall be construed so as to confer upon any other party the rights of a third party beneficiary, except for the rights contained herein for the benefit of any mortgagee of the Shopping Center.
          (v) WAIVER OF JURY TRIAL. Landlord and Tenant hereby mutually waive any and all rights which either party may have to request a jury trial in any proceeding at law or in equity in any court of competent jurisdiction.
          (w) TIME. Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.
          (x) RECORDATION. Neither Landlord nor Tenant shall record this Lease, but a short form memorandum hereof may be recorded at the request of Landlord, which, by its terms, may specify that Landlord shall have the unilateral right to cancel and discharge such memorandum.
          (y) INTERRUPTION OF SERVICE OR USE. The interruption or curtailment of any service that is maintained in the Shopping Center or the Premises, if caused by strike, mechanical difficulties, government preemption in connection with a national emergency, conditions of supply and demand affected by any governmental emergency, or any causes beyond Landlord’s control, whether similar or dissimilar to those enumerated, shall not entitle Tenant to any claim against Landlord, including claims for resulting damages (and specifically including damage to computers), or to any abatement in rent, and shall not constitute a constructive or partial eviction. Tenant shall not be entitled to claim a constructive eviction from the Premises unless Tenant shall have first notified Landlord, in writing, of the condition or conditions giving rise thereto, and if the complaints are justified, unless Landlord shall have failed, within a reasonable time after receipt of such notice, to remedy, or to commence and proceed with due diligence to remedy, such condition or conditions. In addition, prior to claiming a constructive eviction, Tenant shall notify Landlord’s mortgagee of Landlord’s failure to remedy or to commence to remedy said condition(s). Landlord’s mortgagee shall then have the right, but not the obligation, within no less than an additional thirty (30) days, to cure the condition(s) giving rise to the constructive eviction. Thereafter, Tenant shall have the right to cure the condition(s) before claiming a constructive eviction.
          (z) CONSENTS. Whenever either party to this Lease requests consent of the other party, such consent shall not be unreasonably withheld or delayed.
     23. DEFINITION OF LANDLORD; LIABILITY OF LANDLORD. The term “Landlord”, as used in this Lease, means only the owner, or the mortgagee in possession for the time being, of the Shopping Center in which the Demised Premises are located or the holder of a lease of both the Shopping Center and the land thereunder., so that in the event of any sale of the Shopping Center or an assignment of this Lease by Landlord or any underlying lease or a demise of both the Shopping Center and land, Landlord shall be and hereby is entirely freed and relieved of all obligations of Landlord hereunder, and it shall be deemed, without further agreement between the parties and such purchaser(s), assignee(s) or lessee(s), that the purchaser, assignee or lessee has assumed and agreed to observe and perform all obligations of Landlord hereunder. The provisions of the preceding sentence shall be applicable to any successor landlord, but shall not absolve Landlord from liability if Landlord is found to be legally liable in a court of law of having committed an egregious act against Tenant. Notwithstanding anything to the contrary provided in this Lease, if any successor in interest of Landlord shall be a mortgagee, it is specifically understood and agreed that there shall be absolutely no personal liability on the part of such mortgagee with respect to any of the terms, covenants and conditions of this Lease, and that Tenant shall look solely to the equity of such successor in interest in the Shopping Center for the satisfaction of each and every remedy of Tenant in the event of any breach by such successor in interest of any of the terms, covenants and conditions of this Lease to be performed by Landlord, such exculpation of personal liability to be absolute and without any exception whatsoever.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Lease Agreement the day and year first above written.

WITNESS/ATTEST:	CEDAR GLEN, L.L.C.
A New Jersey Limited
Liability Company
Landlord

BY:

Managing Member

WITNESS/ATTEST:	DOVER SADDLERY RETAIL, INC.
Tenant

BY:

Date:

INDEX TO EXHIBITS:

A	Site Plan of Shopping Center

B	Floor Plan

B-1	Elevation of Demised Premises

C	Landlord’s Work

D	Tenant’s Work

E	Lease Declaration

F	Rules & Regulations

G	Intentionally Deleted

H	Façade Signage

I	Pylon/Monument Signage

1

EXHIBIT “A”
SITE PLAN OF SHOPPING CENTER

1

EXHIBIT “B”
FLOOR PLAN
EXHIBIT “B-1”
ELEVATION OF DEMISED PREMISES

EXHIBIT C
LANDLORD’S WORK

EXHIBIT D
TENANT’S WORK

To be Provided To Landlord Separately and Prior to Tenant’s Work Being Performed.
EXHIBIT “E”
LEASE DECLARATION

LANDLORD:	CEDAR GLEN, L.L.C.

TENANT:	DOVER SADDLERY RETAIL INC.

PROJECT:	CEDAR GLEN SHOPPING CENTER

LEASE DATE: , 2008

PREMISES NUMBER:

TENANT’S PRO RATA SHARE: percent
          Landlord and Tenant acknowledge and agree as follows with respect to the above-referenced lease:
1.	Delivery of Possession Date: , 2008.

2.	Rental Commencement Date: , 2008.

3.	Expiration Date: , 20 .

4.	Lease Year: , 2008 to , 200 .

5.	Square Foot Area: +-.

6.	Fixed Minimum Annual Net Rental at Commencement: $ .

7.	Monthly Installments of Rent: $ .

8.	Authorized contact person and telephone number:

Name:
Number:

CEDAR GLEN, L.L.C.	DOVER SADDLERY RETAIL, INC.
LANDLORD:	TENANT:

BY:	BY:

EXHIBIT “F”
RULES AND REGULATIONS
Tenant agrees as follows:
1.	All loading and unloading of goods shall be done only at such times, in such areas, and through such entrances as are designated for such purposes by Landlord.

2.	The delivery or shipping of merchandise, supplies and fixtures to and from the Leased Premises shall be subject to such rules and regulations as, in the judgment of Landlord, are necessary for the proper operation of the Leased Premises or the Shopping Center.

3.	Tenant shall store all trash and refuse in adequate containers within the Leased Premises, and shall maintain such containers in a healthy, safe, neat and clean condition and in a location so as not to be visible to members of the general public at the Shopping Center, and shall attend to the daily disposal thereof in a manner that is designated by Landlord. If the Leased Premises are used for the sale or consumption of food or beverages therein, such as a restaurant or snack bar, Tenant shall store all trash, refuse and garbage in a garbage storeroom or compartment which Tenant shall install and keep in repair, at its sole cost and expense. Tenant shall pay for the collection of such trash, refuse and garbage.

4.	No radio or television or other similar device shall be installed without first obtaining Landlord’s consent in writing in each instance, which consent shall not be unreasonably withheld. No aerial or antenna shall be erected on the roof or the exterior walls of the Leased Premises or any building in the Shopping center or on the grounds, without the written consent of Landlord in each instance. Any aerial or antenna so installed without such written consent shall be subject to removal by Landlord, without notice, at any time, at Tenant’s sole cost and expense.

5.	No loudspeakers, televisions, phonographs, radios, or other devices shall be used in a manner so as to be heard or seen outside of the Leased Premises, without the prior written consent of Landlord.

6.	If the Leased Premises are equipped with heating facilities that are separate from those in the remainder of the Shopping Center, Tenant shall keep the Leased Premises at a temperature that is sufficiently high to prevent the freezing of water in pipes and/or fixtures.

7.	Tenant shall not place any merchandise, furniture, rubbish, or any other item on the interior or exterior walkways or sidewalks located in, on or adjacent to the Shopping Center.

8.	The plumbing facilities shall not be used for any purpose other than that for which they are constructed or designed, and no foreign substances of any kind shall be thrown or disposed of therein, and the cost and expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by the tenant who shall, or whose employees, agents or invitees shall, have caused it.

9.	Tenant shall use, at Tenant’s cost and expense, such pest exterminating contractors as Landlord may direct and at such intervals as Landlord may require.

10.	Tenant shall not burn any trash or garbage of any kind in or about the Leased Premises or the Shopping Center.

11.	Tenant shall use its best efforts to minimize noises, disturbances and odors which may be offensive to other tenants of the Shopping Center or their officers, employees, agents, servants, customers, or invitees.

12.	No alcoholic beverages or liquors may be sold, displayed, distributed, or given away, unless such activity is clearly indicated in, and permitted by, Tenant’s lease with Landlord.

13.	Landlord may amend, repeal or add new rules and regulations for the use and care of the Leased Premises, the buildings of which the Leased Premises are a part, the Common Area and facilities, and the Shopping Center.

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